UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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POLO RALPH LAUREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE OWNERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF POLO RALPH LAUREN CORPORATION:

The 2009 Annual Meeting of Stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the “Company”), will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Thursday, August 6, 2009, at 9:30 a.m., local time, for the following purposes:

1.  To elect eleven directors to serve until the 2010 Annual Meeting of Stockholders;

2.  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2010; and

3.  To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on June 22, 2009 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements thereof.

By Order of the Board of Directors

JONATHAN D. DRUCKER

Senior Vice President, General Counsel and Secretary

New York, New York

June 30, 2009

EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, IT, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY BY VOTING THE SHARES IN PERSON AT THE MEETING.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders

to be Held on August 6, 2009

The proxy statement and annual report to stockholders are available at: http://investor.ralphlauren.com.

Your Vote is Important

Please vote as promptly as possible

by signing, dating and returning the enclosed proxy card.

Admission to the Meeting

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you are a stockholder whose shares are held through an intermediary such as a bank or broker, and you plan to attend, please bring a copy of the account statement reflecting your ownership as of June 22, 2009 so that we may verify your stockholder status when you check in at the registration desk for the meeting. For security purposes, we will require photo identification for admission.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 6, 2009

This proxy statement is furnished to the stockholders of Polo Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors of proxies for the 2009 Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York on Thursday, August 6, 2009, at 9:30 a.m., local time, and at any adjournments or postponements thereof. This proxy statement and the accompanying proxy are being mailed to the Company’s stockholders on or about July 2, 2009. In this proxy statement, we refer to Polo Ralph Lauren Corporation as the “Company”, “we” or “us”.

A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by giving written notice to the Secretary of the Company, by delivering a later dated proxy, or by voting in person at the Annual Meeting of Stockholders. The address of the Company’s principal executive offices is 650 Madison Avenue, New York, New York 10022.

Only holders of record of shares of the Company’s Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on June 22, 2009, the record date for the Annual Meeting of Stockholders, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting of Stockholders. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share. On June 22, 2009, there were 56,669,631 outstanding shares of Class A Common Stock and 42,980,021 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for the consideration of the stockholders of the Company.

The Company’s Board of Directors has by resolution fixed the number of directors at eleven. Three directors (the “Class A Directors”) will be elected by a plurality vote of the shares of Class A Common Stock present in person or by proxy at the Annual Meeting of Stockholders and eligible to vote, and eight directors (the “Class B Directors”) will be elected by a plurality vote of the shares of Class B Common Stock present in person or by proxy at the Annual Meeting of Stockholders and eligible to vote. The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2010 will require the affirmative vote of a majority of the total votes cast on the proposal by the shares of Common Stock present in person or by proxy at the Annual Meeting of Stockholders and eligible to vote. The Class A Common Stock is publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RL”; the Class B Common Stock is owned by Ralph Lauren and entities owned by, or established for the benefit of, Mr. Lauren, or members of his family.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting of Stockholders in accordance with the directions given in such proxies. With respect to the election of directors to serve until the 2010 Annual Meeting of Stockholders, holders of either class of Common Stock may vote in favor of all nominees for election by that class, withhold their votes as to specific nominees, or withhold their votes as to all nominees for election by that class. With respect to the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2010, stockholders may vote in favor of ratification, vote against ratification, or abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy will be voted FOR the election of all nominees for election as directors in the applicable class (Proposal 1) and FOR the proposal to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2010 (Proposal 2).

Abstentions and broker non-votes are included in determining whether a quorum is present but will not be counted as votes cast on proposals presented to stockholders. Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality vote.

(PROPOSAL 1)

ELECTION OF DIRECTORS

The Company’s Second Amended and Restated By-laws provide that its Board of Directors may fix the number of directors constituting the entire Board of Directors between six and twenty. The Board of Directors has currently fixed the number of directors constituting the entire Board of Directors at eleven. The Company’s Board of Directors is presently divided into two classes, with all directors being elected annually. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the three Class A Directors will be elected by the holders of Class A Common Stock and the eight Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2010 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

Each of the Company’s current directors have been nominated for re-election at the 2009 Annual Meeting of Stockholders. Joel L. Fleishman, Frank A. Bennack, Jr. and Steven P. Murphy have been nominated for election as Class A Directors, and Ralph Lauren, Roger N. Farah, Jackwyn L. Nemerov, John R. Alchin, Arnold H. Aronson, Joyce F. Brown, Hubert Joly and Robert C. Wright have been nominated for election as Class B Directors. The Company knows of no reason why any nominee would be unable or unwilling to serve. If any nominee becomes unable or unwilling to serve for any reason, the Board of Directors, based on the recommendation of the Nominating & Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2010 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES THAT AUTHORITY IS WITHHELD AS TO ONE OR MORE NOMINEES.

CLASS A DIRECTOR NOMINEES FOR ELECTION

Frank A. Bennack, Jr.	Age 76

Mr. Bennack has been a director of the Company since January 1998. In June 2008, Mr. Bennack resumed his former role as Chief Executive Officer of The Hearst Corporation, a position he will hold on an interim basis until a successor is named. Mr. Bennack has been the Chairman of the Executive Committee and Vice Chairman of the board of directors of The Hearst Corporation since 2002, after serving as President and Chief Executive Officer of The Hearst Corporation since 1979. Mr. Bennack serves as the Chairman of Lincoln Center for the Performing Arts.

Joel L. Fleishman	Age 75

Mr. Fleishman, a director of the Company since January 1999, has been Professor of Law and Public Policy at the Terry Sanford Institute of Public Policy at Duke University since 1971 and the Director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions at Duke University since 1989. Mr. Fleishman serves as Chairman of the board of directors of the Urban Institute and Chairman of the Visiting Committee of the Kennedy School of Government, Harvard University.

Steven P. Murphy	Age 55

Mr. Murphy has been a director of the Company since November 2005. He has served as the President and Chief Executive Officer of Rodale Inc., a privately held publishing company, since 2002. He joined Rodale in 2000 as its President and Chief Operating Officer. Mr. Murphy held the position of Executive Vice President and Managing Director of Disney Publishing Worldwide from 1998 until 2000. From 1991 to 1998, Mr. Murphy served as President of EMI Music/Angel records.

CLASS B DIRECTOR NOMINEES FOR ELECTION

Ralph Lauren	Age 69

Mr. Lauren has been the Chairman, Chief Executive Officer and a director of the Company since prior to the Company’s initial public offering in 1997, and was a member of the Advisory Board or Board of Directors of the Company’s predecessors since their organization. Mr. Lauren founded the Company’s business in 1967.

Roger N. Farah	Age 56

Mr. Farah has been the President, Chief Operating Officer and a director of the Company since April 2000. He was Chairman of the board of directors of Venator Group, Inc. (now Foot Locker, Inc.) from December 1994 until April 2000, and was Chief Executive Officer of Venator Group, Inc. from December 1994 until August 1999. Mr. Farah is a member of the board of directors of Aetna Inc. and a member of the board of directors of Progressive Corp.

Jackwyn L. Nemerov	Age 57

Ms. Nemerov has been an Executive Vice President of the Company since September 2004 and a director of the Company since February 2007. She was President & Chief Operating Officer of Jones Apparel Group, Inc. from January 1998 until March 2002.

John R. Alchin	Age 61

Mr. Alchin has been a director of the Company since February 2007. He served as Executive Vice President and Co-Chief Financial Officer and Treasurer of Comcast Corporation, a broadband cable provider offering a variety of consumer entertainment and communication products and services, from November 2002 to December 2007. He served as Executive Vice President and Treasurer of Comcast from January 2000 to November 2002. Mr. Alchin joined Comcast in 1990 as Senior Vice President and Treasurer. Mr. Alchin is also a member of the board of trustees of BNY Mellon Funds Trust.

Arnold H. Aronson	Age 74

Mr. Aronson has been a director of the Company since November 2001. He has been the Managing Director, Retail Strategies at Kurt Salmon Associates, a global management consulting firm specializing in services to retail and consumer products companies, since 1997. In his career, Mr. Aronson served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc., Batus Retail Group, the then parent entity of among others, Saks Fifth Avenue, Marshall Fields and Kohls and then of Woodward & Lothrop/John Wanamaker. Mr. Aronson currently serves as Vice Chairman of the board of trustees of The New School University and as Chairman of the board of governors of its Eugene Lang College and is a member of the board of governors of its Parsons School of Design.

Dr. Joyce F. Brown	Age 62

Dr. Brown has been a director of the Company since May 2001. She has been the President of the Fashion Institute of Technology and Chief Executive Officer of the Educational Foundation for the Fashion Industries since 1998. From 1983 to 1992, Dr. Brown served as Vice Chancellor, as well as the University Dean, of the City University of New York and Acting President of Baruch College. From 1993 to 1994, she served as the Deputy Mayor of Public and Community Affairs for the City of New York. From 1994 to 1998, Dr. Brown was a Professor of Clinical Psychology at the Graduate School and University Center of the City University of New York, where she is now Professor Emerita. Dr. Brown is also a member of the board of directors of USEC Inc.

Hubert Joly	Age 49

Mr. Joly was appointed a director of the Company on June 30, 2009. Mr. Joly has served as the President and Chief Executive Officer of Carlson Companies, Inc. (“Carlson”), a hospitality and marketing company, since March 2008. Mr. Joly also serves as a member of Carlson’s board of directors. Mr. Joly joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. Previously, Mr. Joly served as Executive Vice President, American Assets at Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. Mr. Joly also serves on the boards of the Minneapolis Institute of Arts, the Minnesota Business Partnership and the World Travel and Tourism Council.

Robert C. Wright	Age 66

Mr. Wright has been a director of the Company since May 2007. Mr. Wright is a Co-Founder of Autism Speaks. He has also been a Senior Advisor at Lee Equity Partners, LLC, an investment firm, since May 2008. He served as the Vice Chairman of General Electric Company’s (“GE”) board and as an Executive Officer and a member of the Corporate Executive Office of GE from 2000 to May 2008. Mr. Wright joined NBC as President and Chief Executive Officer in 1986, and was made Chairman and Chief Executive Officer of the network in 2001. He then served as Chairman and Chief Executive Officer of NBC Universal from 2004 to 2007, and continued to serve as Chairman of the NBC Universal board of directors until 2007. Prior to his association with NBC and NBC Universal, Mr. Wright served as President of General Electric Financial Services and, before that, as President of Cox Cable Communications.

The Company’s Board of Directors held four meetings during its 2009 fiscal year, which ended on March 28, 2009. All of the members of the Company’s Board of Directors attended at least 75% of the meetings held by the Board of Directors and the committees of the Board of Directors on which he or she served. The Company’s Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

CORPORATE GOVERNANCE

The Company’s Board of Directors and management are committed to sound corporate governance. The Company has in place a comprehensive corporate governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the “SEC”) and the NYSE. Consistent with the Company’s commitment to corporate governance, the Company does not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. The key components of the Company’s corporate governance framework are set forth in the following documents:

•	the Company’s Amended and Restated Certificate of Incorporation;

•	the Company’s Second Amended and Restated By-Laws;

•	the Company’s Corporate Governance Policies;

•	the Company’s Audit Committee Charter;

•	the Company’s Nominating & Governance Committee Charter;

•	the Company’s Compensation Committee Charter;

•	the Company’s Code of Business Conduct and Ethics; and

•	the Company’s Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Each of the above documents is available on the Company’s investor relations website at http://investor.ralphlauren.com by clicking on “Corporate Governance”. Copies of these documents are available to stockholders without charge upon written request to the Company’s Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Only the Board of Directors may grant a waiver under the Company’s codes of ethics to any director or executive officer, and any such waiver will be promptly posted on the Company’s website.

Director Independence

The Company’s Board of Directors believes that a majority of its directors should be independent, and has determined that all of its non-management directors, Mr. John R. Alchin, Mr. Arnold H. Aronson, Mr. Frank A. Bennack, Jr., Dr. Joyce F. Brown, Mr. Joel L. Fleishman, Mr. Hubert Joly, Mr. Steven P. Murphy and Mr. Robert C. Wright, are independent in accordance with the guidelines established under the Company’s Corporate Governance Policies and the NYSE’s corporate governance listing standards. The Company’s guidelines for determining directors’ independence are set forth as Appendix A to this proxy statement.

Independent Committees of the Board of Directors

The Company’s Board of Directors has established three committees consisting solely of independent directors—the Audit Committee, the Compensation Committee and the Nominating & Governance Committee.

The current members of the Audit Committee are Frank A. Bennack, Jr. (Chair), John R. Alchin, Arnold H. Aronson and Dr. Joyce F. Brown. The Audit Committee appoints the Company’s independent registered public accounting firm, and approves in advance all audit and permitted non-audit services performed by them and the scope and cost of their annual audits. The Audit Committee reviews (i) the results of the independent registered public accounting firm’s annual audits and quarterly reviews, (ii) management’s compliance with the Company’s major accounting and financial reporting policies, (iii) the adequacy of the Company’s financial organization and management’s procedures and policies relating to its internal control over financial reporting, and (iv) the Company’s compliance with applicable laws relating to accounting practice. The Audit Committee met four times in fiscal 2009. The Board of Directors has determined that each member of the Audit Committee is financially literate and that at least two members of the Audit Committee, Mr. Bennack, its Chair, and

Mr. Alchin, are audit committee financial experts, as defined by the SEC. The Audit Committee has adopted a formal policy for the approval of the performance of all audit and non-audit services of the independent registered public accounting firm. This policy is described under “(PROPOSAL 2) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

The current members of the Compensation Committee are Joel L. Fleishman (Chair), Frank A. Bennack, Jr. and Steven P. Murphy. The Compensation Committee reviews and approves compensation plans and arrangements with respect to the Company’s executive officers and administers the employee benefit plans in which executive officers may participate, including the Company’s Amended and Restated 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”) and its Executive Officer Annual Incentive Plan (the “EOAIP”). The Compensation Committee met eleven times in fiscal 2009. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

The current members of the Nominating & Governance Committee are Dr. Joyce F. Brown (Chair), Arnold H. Aronson, Joel L. Fleishman, Steven P. Murphy and Robert C. Wright. The Nominating & Governance Committee identifies individuals qualified to become directors, recommends director nominees to the Board of Directors, develops and recommends corporate governance policies to the Board of Directors, exercises oversight of the evaluation of the Board of Directors members and committees, as well as that of senior management, and recommends to the Board of Directors policies and principles for Chief Executive Officer succession, selection and performance reviews. The Nominating & Governance Committee met twice in fiscal 2009.

Non-Management Director Meetings

The Company’s non-management directors met four times in fiscal 2009 without any management representatives present. Pursuant to the Company’s Corporate Governance Policies, the leader of meetings of the non-management directors is chosen from among the chairs of the Audit, Compensation and Nominating & Governance Committees based on the topics to be discussed. The session leader can retain independent consultants and schedule meetings. Pursuant to the Company’s Corporate Governance Policies, an executive session consisting of only those non-management directors who qualify as independent is held at least once a year.

Director Nominating Procedures

The Nominating & Governance Committee identifies and evaluates candidates for nomination as directors and submits its recommendations to the full Board of Directors for its consideration. The Committee, guided by the membership criteria established by the Board of Directors in the Company’s Corporate Governance Policies, seeks highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. The Company seeks to maintain a majority of independent directors and the Board of Directors considers a number of factors in selecting director candidates. This includes the contributions the individual can make to the Board of Directors and management as we strive for a body of directors reflecting different genders, ethnic backgrounds and professional experiences and expertise. The Committee solicits and receives suggestions for, as well as comments upon, director candidates from other directors, including the Chairman of the Board of Directors, and usually engages third parties either to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background and experience. If the Committee engages a third party to assist it, the Committee approves the fees that the Company pays for these services.

The Nominating & Governance Committee will consider candidates recommended by the Company’s directors, members of management and stockholders, and will evaluate candidates recommended by stockholders on the same basis as other candidates. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Upon receiving a stockholder recommendation, the Nominating & Governance Committee will initially determine the need for additional or replacement Board of Directors members and then evaluate the candidate based on the information it receives with the stockholder recommendation or that it may otherwise acquire, and may, in its discretion, consult with the Chairman and other members of the Company’s Board of Directors. If the Nominating & Governance Committee determines that a more comprehensive evaluation is warranted, it may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

The Company’s stockholders may recommend candidates at any time, but the Nominating & Governance Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders in order to be considered for nomination by the Nominating & Governance Committee. The Nominating & Governance Committee believes this deadline is appropriate and in the best interests of the Company and the Company’s stockholders because it ensures that it has sufficient time to evaluate properly all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2010 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by March 5, 2010. The written notice must include:

•

all information relating to each potential candidate whom the stockholder is recommending that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially or of record by the stockholder and the beneficial owner.

Recommendations must be sent to the Nominating & Governance Committee, Office of the Secretary, Polo Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022.

The Company’s stockholders may directly nominate an individual for election as a director at an annual meeting of stockholders by complying with the nominating procedures set forth in the Company’s Second Amended and Restated By-laws, which are described below under the caption “ADDITIONAL MATTERS—Stockholder Proposals for the 2010 Annual Meeting of Stockholders”.

Director Communications

Stockholders and interested parties may contact any of the Company’s directors, including the Chairman of the Board of Directors, the Chairs of the Board of Directors’ independent Committees, any Committee of the Board of Directors, the Board of Directors’ non-management directors as a group or the entire Board of Directors, by writing to them as follows: [Name(s)/Title(s)], Office of the Secretary, Polo Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022. Communications received in this manner will be handled in accordance with the procedures approved by the Company’s independent directors, who have requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

•	spam

•	junk mail and mass mailings

•	product complaints

•	product inquiries

•	new product suggestions

•	resumés and other forms of job inquiries

•	surveys

•	business solicitations or advertisements

In addition, material that is threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be available to any non-management director upon request.

Audit Committee Communications

Complaints and concerns relating to accounting, internal control over financial reporting or auditing matters may be communicated to the Audit Committee, which consists solely of non-employee directors, through the Office of the Secretary as described above under “Director Communications”. Any such communication may be anonymous.

All complaints and concerns will be reviewed by the Audit Committee or a designated member of the Audit Committee. If the Audit Committee or its member designee determines that a reasonable basis exists for conducting a formal investigation, the Audit Committee will direct and supervise the investigation, and may retain independent legal counsel, accountants and other advisors as it deems necessary. Confidentiality will be maintained to the fullest extent consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting, internal controls or auditing matters.

Director Attendance at Annual Meetings

As provided in the Company’s Corporate Governance Policies, directors are expected to attend Annual Meetings of Stockholders. All of the eleven directors then constituting the entire Board of Directors attended the 2008 Annual Meeting of Stockholders.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of its internal and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee currently is composed of four independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board of Directors.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP (“Ernst & Young”), as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2009, was responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we have met and held discussions with management and Ernst & Young, the Company’s independent registered public accounting firm for the fiscal year ended March 28, 2009. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed with management, the Company’s internal auditors and Ernst & Young the Company’s consolidated financial statements for the fiscal year ended March 28, 2009 and the Company’s internal control over financial reporting. We also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Ernst & Young provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and we discussed their independence with them. In determining Ernst & Young’s independence, we considered whether their provision of non-audit services to the Company was compatible with maintaining independence. We received regular updates on Ernst & Young’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.

Based on our discussions with management, our internal auditors and Ernst & Young and our review of the audited financial statements, including the representations of management and Ernst & Young with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 28, 2009 be included in the Company’s Annual Report on Form 10-K. We also approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2010.

Members of the Audit Committee

Frank A. Bennack, Jr. (Chair)

John R. Alchin

Arnold H. Aronson

Dr. Joyce F. Brown

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of June 22, 2009 by: (i) each stockholder who is known by the Company to beneficially own in excess of five percent of any class of the Company’s voting securities, (ii) each director, (iii) each of the executive officers whose names appear in the summary compensation table under the heading “SUMMARY COMPENSATION TABLE” below (the “named executive officers”) and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power. In addition, a person is deemed to be the beneficial owner of securities if that person has the right to acquire beneficial ownership of such securities within 60 days, including through conversion or exercise of an option or other right. Unless otherwise indicated below, the address of each shareholder is 650 Madison Avenue, New York, New York 10022. As of June 22, 2009, there were 1,142 holders of record of the Company’s Class A Common Stock.

	Class A Common Stock			Class B Common Stock(1)			Voting Power of Total Common Stock %
	Number		%	Number		%
Ralph Lauren	1,352,954	(2)	2.3%	41,503,143	(3)	97%	85.4%
Roger N. Farah	249,458	(4)	*	—		—	*
Jackwyn L. Nemerov	342,102	(5)	*	—		—	*
John R. Alchin	11,577	(6)	*	—		—	*
Arnold H. Aronson	23,683	(7)	*	—		—	*
Frank A. Bennack, Jr.	37,683	(8)	*	—		—	*
Dr. Joyce F. Brown	7,833	(9)	*	—		—	*
Joel L. Fleishman	41,683	(10)	*	—		—	*
Hubert Joly	—	(11)	*	—		—	*
Steven P. Murphy	12,683	(12)	*	—		—	*
Robert C. Wright	17,577	(13)	*	—		—	*
Tracey T. Travis	84,358	(14)	*	—		—	*
Mitchell A. Kosh	9,518	(15)	*	—		—	*
FMR LLC	6,398,565	(16)	11.3	—		—	1.3
Wells Fargo & Company	3,928,120	(17)	6.9	—		—	*
The Vanguard Group, Inc.	3,082,496	(18)	5.4	—		—	*
All directors and executive officers as a group (13 persons)	2,191,109	(19)	3.7%	41,503,143	(3)	97%	85.4%

*	Less than 1.0%

(1)

Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon transfer to a person who is not a member of the Lauren family.

(2)

Includes 1,317,200 vested options representing the right to purchase shares of Class A Common Stock. Does not include unvested options to purchase 200,000 shares of Class A Common Stock and 378,283 unvested restricted stock units that entitle Mr. Lauren to receive an equal number of shares of Class A Common Stock and that are subject to accelerated vesting in certain circumstances as described under “Executive Employment Agreements—Ralph Lauren’s Employment Agreement.” Does not include 101,937 vested restricted stock units (the underlying shares of the Company’s Class A Common Stock for these restricted stock units will not be delivered until his separation of service from the Company or if earlier, upon a change of control (as defined in Mr. Lauren’s employment agreement)).

(3)

Includes (i) 1,557,503 shares of Class B Common Stock owned by RL Family, L.P., a partnership of which Mr. Lauren is the sole general partner, (ii) 10,477,570 shares of Class B Common Stock owned by RL Holding, L.P., a partnership controlled by RL Holding Group, Inc., a corporation wholly owned by Mr. Lauren, (iii) 29,058 shares of Class B Common Stock owned by RL Holding Group, Inc., (iv) 7,101,919 shares held by certain grantor retained annuity trusts established by Mr. Lauren of which Mr. Lauren and Roger N. Farah are the trustees, and (v) 3,183,862 shares held by certain grantor retained annuity trusts established by Ricky Lauren, Mr. Lauren’s wife, of which Ms. Lauren and Mr. Farah are the trustees. The 10,477,570 shares of Class B Common Stock held by RL Holding, L.P. constitute 24.4% of the total number of outstanding shares of Class B Common Stock. This amount excludes (i) 200,000 shares of Class B Common Stock held by a successor trust for the benefit of Mr. Lauren’s issues of which Mr. Lauren is not a trustee; and (ii) 460,740 shares of Class B Common Stock held by a successor trust for the benefit of Mr. Lauren’s issues and for various trusts of which Mr. Lauren is a grantor. Mr. Lauren is not a trustee of the successor trusts and Mr. Farah is one of the trustees of one of these successor trusts. This amount also excludes 816,138 shares of Class B Common Stock held by a successor trust for the benefit of Ms. Lauren’s issues and for various trusts of which Ms. Lauren is a grantor. Ms. Lauren is not a trustee of the successor trust and Mr. Farah is one of the trustees of this successor trust.

(4)

Includes vested options representing the right to purchase 150,000 shares of Class A Common Stock. Does not include an aggregate of (i) 273,680 unvested restricted stock units, 188,733 of which are performance based and subject to downward adjustment, and (ii) 84,948 vested restricted stock units (the underlying shares of the Company’s Class A Common Stock for these restricted stock units will not be delivered until his separation of service from the Company or if earlier, upon a change of control (as defined in Mr. Farah’s employment agreement)). Does not include an aggregate of 10,285,781 shares of Class B Common Stock held by grantor retained annuity trusts established by Ralph Lauren and Ricky Lauren of which Mr. Farah is a co-trustee. Does not include an aggregate of 1,276,878 shares of Class B Common Stock held by successor trusts established by Ralph Lauren and Ricky Lauren for the benefit of their issues of which Mr. Farah serves as one of the trustees.

(5)

Includes 15,000 restricted shares of Class A Common Stock and vested options to purchase 299,750 shares of Class A Common Stock. Does not include unvested options to purchase 43,611 shares of Class A Common Stock or unvested performance based restricted stock units with respect to 42,239 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(6)

Includes 1,646 restricted shares of Class A Common Stock and vested options representing the right to purchase 5,669 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 6,727 shares of Class A Common Stock.

(7)

Includes 3,000 shares owned by Mr. Aronson’s spouse, 1,824 restricted shares of Class A Common Stock and vested options representing the right to purchase 15,241 shares of Class A Common Stock. Does not include unvested options to purchase 4,763 shares of Class A Common Stock.

(8)

Includes 1,824 restricted shares of Class A Common Stock and vested options representing the right to purchase 22,741 shares of Class A Common Stock. Does not include unvested options to purchase 4,763 shares of Class A Common Stock.

(9)

Includes 1,824 restricted shares of Class A Common Stock and vested options representing the right to purchase 4,741 shares of Class A Common Stock. Does not include unvested options to purchase 4,763 shares of Class A Common Stock.

(10)

Includes 4,000 shares held indirectly in a retirement account, 1,824 restricted shares of Class A Common Stock and vested options representing the right to purchase 22,741 shares of Class A Common Stock. Does not include unvested options to purchase 4,763 shares of Class A Common Stock. 9,500 shares of Class A Common Stock are pledged in a margin brokerage account.

(11)

Mr. Hubert Joly was appointed to the Board of Directors on June 30, 2009, after the record date for the Annual Meeting of Stockholders of June 22, 2009. On June 22, 2009, Mr. Joly did not own any shares of Class A Common Stock.

(12)

Includes 1,824 restricted shares of Class A Common Stock and vested options representing the right to purchase 9,241 shares of Class A Common Stock. Does not include unvested options to purchase 4,763 shares of Class A Common Stock.

(13)

Includes 1,646 restricted shares of Class A Common Stock and vested options representing the right to purchase 5,669 shares of Class A Common Stock. Does not include unvested options to purchase 6,727 shares of Class A Common Stock.

(14)

Includes vested options representing the right to purchase 84,358 shares of Class A Common Stock. Does not include unvested options to purchase 12,241 shares of Class A Common Stock or unvested performance based restricted stock units with respect to 7,810 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(15)

Includes vested options representing the right to purchase 9,518 shares of Class A Common Stock. Does not include unvested options to purchase 6,571 shares of Class A Common Stock or unvested performance based restricted stock units with respect to 7,010 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(16)

According to a Schedule 13G filed February 17, 2009: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC., is the beneficial owner of 5,224,019 shares of Class A Common Stock as a result of Fidelity acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”); (ii) Strategic Advisers, Inc. (“SAI”) is the beneficial owner of 113 shares of Class A Common Stock; (iii) FIL Limited (“FIL”) is the beneficial owner of 662,610 shares of Class A Common Stock; (iv) Pyramis Global Advisors, LLC (“PGALLC”) is the beneficial owner of 134,840 shares of Class A Common Stock; and (v) Pyramis Global Advisors Trust Company (“PGATC”) is the beneficial owner of 376,983 shares of Class A Common Stock. Each of FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, may be deemed to beneficially own the shares of Class A Common Stock beneficially owned by Fidelity, SAI, PGALLC and PGATC. Each of Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Fidelity Funds, has the sole power to dispose of the 5,224,019 shares of Class A Common Stock owned by the Fidelity Funds. Each of Edward C. Johnson 3d and FMR LLC, through its control of SAI, has the sole power to vote or direct the vote of, and to dispose of, the 113 shares of Class A Common Stock owned by individuals to which they provide advisory services. FIL has sole dispositive power over 662,610 shares of Class A Common Stock and sole power to vote or direct the vote over 619,510 shares of Class A Common Stock. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGALLC has the sole power to vote or direct the vote of, and to dispose of, the 134,840 shares of Class A Common Stock owned by institutional accounts managed by PGALLC. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has the sole power to vote or direct the vote over 376,983 shares of Class A Common Stock and sole dispositive power over 369,503 shares of Class A Common Stock owned by institutional accounts managed by PGATC. Neither FMR LLC nor Edward C. Johnson has the sole power to vote or direct the voting of the shares of Class A Common Stock owned directly by the Fidelity Funds. The address of each of these persons, other than FIL, PGALLC and PGATC, is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The address for PGALLC and PGATC is 53 State Street, Boston, Massachusetts, 02109.

(17)

According to a Schedule 13G filed January 29, 2009, Wells Fargo & Company (“WFC”), on behalf of itself and certain of its subsidiaries, including Metropolitan West Capital Management, LLC (“MWCM”), an investment advisor, may be deemed to be the beneficial owner of an aggregate of 3,928,120 shares of Class A Common Stock. WFC has sole voting power over 2,235,082 shares of Class A Common Stock, shared voting power over 500 shares of Class A Common Stock, sole dispositive power over 3,813,223 shares of Class A Common Stock and shared dispositive power over 49,809 shares of Class A Common Stock. MWCM has sole voting power over 1,971,722 shares of Class A Common Stock and sole dispositive power over 3,540,172 shares of Class A Common Stock. The address for WCF is 420 Montgomery Street, San Francisco, CA 94163. The address for MWCM is 610 Newport Ctr Dr, Newport Beach, CA 92660.

(18)

According to Schedule 13G filed February 13, 2009, The Vanguard Group, Inc. is the beneficial owner of 3,082,496 shares of Class A Common Stock with sole voting power over 73,151 shares of Class A Common Stock and sole dispositive power over 3,082,496 shares of Class A Common Stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(19)

Includes vested options granted under the Company’s 1997 Stock Incentive Plan and the Company’s prior 1997 Non-Employee Director Stock Option Plan (such plan expired on December 31, 2006) representing options for the right to acquire 1,946,869 shares of Class A Common Stock and 27,412 restricted shares of Class A Common Stock granted under the Company’s 1997 Stock Incentive Plan. Does not include unvested options granted under the 1997 Stock Incentive Plan, representing options for the right to acquire 299,692 shares of Class A Common Stock, 709,022 unvested restricted stock units or 186,885 vested restricted stock units (the underlying shares of the Company’s Class A Common Stock for these restricted stock units will not be delivered to either Mr. Lauren or Mr. Farah, as the case may be, until his separation of service from the Company or if earlier, upon a change of control (as defined in each of their employment agreements) granted under the 1997 Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company’s Class A Common Stock with the SEC and to provide copies of these reports to the Company. These filing requirements also apply to certain beneficial owners of more than ten percent of the Company’s Class A Common Stock. To the Company’s knowledge, based solely on the Company’s review of the copies of Section 16(a) reports furnished to the Company during and with respect to the fiscal year ended March 28, 2009 and on written representations from certain reporting persons that no Form 5s were required to be filed by such persons, all reportable transactions during that fiscal year were reported on a timely basis except for certain transactions relating to grants of stock options and/or restricted performance share units to Ralph Lauren, Jackwyn Nemerov, Tracey Travis and Mitchell Kosh that were inadvertently reported late.

DIRECTOR COMPENSATION

The compensation for non-employee directors is as follows:

•	an annual retainer fee for each non-employee director of $45,000;

•	an annual retainer fee for each Committee Chair of $15,000; and

•

an annual equity award for non-employee directors with a target equity value of $94,000. One-half of the target equity value will be delivered in the form of options to purchase shares of the Company’s Class A Common Stock and one-half will be delivered in the form of restricted shares of Class A Common Stock. The options and the restricted shares of Class A Common Stock will vest over three years in equal annual installments. The exercise term for stock options granted after August 11, 2006 is seven years. Previously, the exercise term for such options was ten years.

The fee paid to non-employee directors for each meeting of a Committee of the Board of Directors that a director attends is $2,000 per Committee meeting. A non-employee director also receives a grant of options to purchase 7,500 shares of the Company’s Class A Common Stock at the time that the director joins the Board of Directors of the Company. These options will vest over three years in equal annual installments and the exercise term is seven years.

The annual retainer and attendance fees are paid to the non-employee directors in quarterly installments in arrears. The annual equity award to non-employee directors is awarded at the beginning of each fiscal year to those non-employee directors who have served as directors for at least half of the preceding fiscal year.

The Company reimburses its non-employee directors for reasonable travel expenses to attend Board of Directors and Committee meetings. Non-employee directors are also provided with a merchandise discount on most Company products.

DIRECTOR COMPENSATION TABLE

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2009. Directors who are employees of the Company receive no compensation for their services as directors and do not serve on Board of Directors’ Committees.

DIRECTOR COMPENSATION FISCAL YEAR 2009

Name	Year		Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John R. Alchin	2009	(3)	53,000	28,395	85,714	—	—	—	167,109

Arnold H. Aronson	2009	(4)	51,000	54,224	41,490	—	—	—	146,714

Frank A. Bennack, Jr.	2009	(5)	90,000	54,224	41,490	—	—	—	185,714

Dr. Joyce F. Brown	2009	(6)	72,000	54,224	41,490	—	—	—	167,714

Joel L. Fleishman	2009	(7)	86,000	54,224	41,490	—	—	—	181,714

Hubert Joly	2009	(8)	—	—	—	—	—	—	—

Judith A. McHale	2009	(9)	55,000	54,224	41,490	—	—	—	150,714

Steven P. Murphy	2009	(10)	71,000	54,224	41,490	—	—	—	166,714

Terry S. Semel	2009	(11)	25,948	—	(14,165)	—	—	—	11,783

Robert C. Wright	2009	(12)	49,000	28,395	111,293	—	—	—	188,688

(1)

The annual retainer for each non-employee director is $45,000 plus an additional $15,000 for each Committee Chair. The fee paid to non-employee directors for each meeting of a Committee of the Board of Directors that a director attends is $2,000 per Committee meeting.

(2)

The stock compensation amounts shown on the table do not reflect compensation actually received by the non-employee directors. The stock compensation amounts reported in this column instead represent the compensation expense, assuming no risk of forfeiture, recognized by the Company for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“FAS 123(R)”). Under FAS 123(R), stock options and restricted stock are expensed based on the grant date fair value of the awards over the requisite vesting period. The Company recognizes compensation expense for stock options and restricted stock on an accelerated basis, which results in a greater proportion of the expense of each award being recognized in the earlier years of vesting. Assumptions used in the calculations of these amounts are included in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K.

(3)	John R. Alchin is a member of the Audit Committee. Fiscal 2009 compensation included:

•	$45,000 in annual retainer fees;

•	$8,000 for attendance at meetings of the Audit Committee; and

•

$55,549 representing compensation expense associated with an annual grant on April 1, 2008 of options to purchase 2,007 shares of the Company’s Class A Common Stock and 786 shares of restricted stock and $58,560 representing compensation expense associated with an initial grant of options on February 6, 2007 to purchase 7,500 shares of the Company’s Class A Common Stock. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008 was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Mr. Alchin held options to purchase 9,507 shares of the Company’s Class A Common Stock and 786 shares of restricted stock.

(4)	Arnold H. Aronson is a member of the Nominating & Governance Committee and was appointed as a member of the Audit Committee on November 6, 2008. Fiscal 2009 compensation included:

•	$45,000 in annual retainer fees;

•	$6,000 for attendance at meetings of the Audit Committee and Nominating & Governance Committee; and

•

$55,549 representing compensation expense associated with an annual grant on April 1, 2008 of options to purchase 2,007 shares of the Company’s Class A Common Stock and 786 shares of restricted stock and $40,164 representing compensation expense associated with an annual grant on April 1, 2007 of options to purchase 1,608 shares of the Company’s Class A Common Stock and 534 shares of restricted stock. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008 was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Mr. Aronson held options to purchase 17,115 shares of the Company’s Class A Common Stock and 1,142 shares of restricted stock.

(5)	Frank A. Bennack, Jr. is Chair of the Audit Committee and a member of the Compensation Committee. Fiscal 2009 compensation included:

•	$45,000 in annual retainer fees;

•	$15,000 for an annual retainer fee as Chair of the Audit Committee;

•	$30,000 for attendance at meetings of the Audit Committee and Compensation Committee; and

•

$55,549 representing compensation expense associated with an annual grant on April 1, 2008 of options to purchase 2,007 shares of the Company’s Class A Common Stock and 786 shares of restricted stock and $40,164 representing compensation expense associated with an annual grant on April 1, 2007 of options to purchase 1,608 shares of the Company’s Class A Common Stock and 534 shares of restricted stock. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008 was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Mr. Bennack held options to purchase 24,615 shares of the Company’s Class A Common Stock and 1,142 shares of restricted stock.

(6)	Dr. Joyce F. Brown is Chair of the Nominating & Governance Committee and a member of the Audit Committee. Fiscal 2009 compensation included:

•	$45,000 in annual retainer fees;

•	$15,000 for an annual retainer fee as Chair of the Nominating & Governance Committee;

•	$12,000 for attendance at meetings of the Nominating & Governance Committee and Audit Committee; and

•

$55,549 representing compensation expense associated with an annual grant on April 1, 2008 of options to purchase 2,007 shares of the Company’s Class A Common Stock and 786 shares of restricted stock and $40,164 representing compensation expense associated with an annual grant on April 1, 2007 of options to purchase 1,608 shares of the Company’s Class A Common Stock and 534 shares of restricted stock. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008 was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Dr. Brown held options to purchase 6,615 shares of the Company’s Class A Common Stock and 1,142 shares of restricted stock.

(7)	Joel L. Fleishman is Chair of the Compensation Committee and a member of the Nominating & Governance Committee. Fiscal 2009 compensation included:

•	$45,000 in annual retainer fees;

•	$15,000 for an annual retainer fee as Chair of the Compensation Committee;

•	$26,000 for attendance at meetings of the Compensation Committee and Nominating & Governance Committee; and

•

$55,549 representing compensation expense associated with an annual grant on April 1, 2008 of options to purchase 2,007 shares of the Company’s Class A Common Stock and 786 shares of restricted stock and $40,164 representing compensation expense associated with an annual grant on April 1, 2007 of options to purchase 1,608 shares of the Company’s Class A Common Stock and 534 shares of restricted stock. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008 was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Mr. Fleishman held options to purchase 24,615 shares of the Company’s Class A Common Stock and 1,142 shares of restricted stock.

(8)

Hubert Joly was appointed to the Board of Directors on June 30, 2009, after the end of the Company’s 2009 fiscal year, and thus, received no compensation, shares of restricted stock or options to purchase shares of the Company’s Class A Common Stock in fiscal 2009.

(9)

Judith A. McHale resigned from the Board of Directors on May 22, 2009 upon her confirmation and acceptance of the position of Under Secretary for Public Diplomacy and Public Affairs for the Department of State. She was a member of the Audit Committee during the Company’s fiscal 2009 year until November 6, 2008 when she was reassigned to the Compensation Committee. Fiscal 2009 compensation included:

•	$45,000 in annual retainer fees;

•	$10,000 for attendance at meetings of the Audit Committee and Compensation Committee; and

•

$55,549 representing compensation expense associated with an annual grant on April 1, 2008 of options to purchase 2,007 shares of the Company’s Class A Common Stock and 786 shares of restricted stock and $40,164 representing compensation expense associated with an annual grant on April 1, 2007 of options to purchase 1,608 shares of the Company’s Class A Common Stock and 534 shares of restricted stock. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008 was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Ms. McHale held options to purchase 26,115 shares of the Company’s Class A Common Stock and 1,142 shares of restricted stock.

(10)	Steven P. Murphy is a member of the Nominating & Governance Committee and the Compensation Committee. Fiscal 2009 compensation included:

•	$45,000 in annual retainer fees;

•	$26,000 for attendance at meetings of the Compensation Committee and Nominating & Governance Committee; and

•

$55,549 representing compensation expense associated with an annual grant on April 1, 2008 of options to purchase 2,007 shares of the Company’s Class A Common Stock and 786 shares of restricted stock and $40,164 representing compensation expense associated with an annual grant on April 1, 2007 of options to purchase 1,608 shares of the Company’s Class A Common Stock and 534 shares of restricted stock. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008 was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Mr. Murphy held options to purchase 11,115 shares of the Company’s Class A Common Stock and 1,142 shares of restricted stock.

(11)	Terry S. Semel resigned from the Board of Directors on August 5, 2008. He was a member of the Compensation Committee at the time of such resignation. Fiscal 2009 compensation included:

•	$15,947.80 in annual retainer fees pro-rated from the annual fee of $45,000 per year;

•	$10,000 for attendance at meetings of the Compensation Committee; and

•

As a result of Mr. Semel’s resignation, the Company recognized a credit of $14,165 in compensation expense during fiscal 2009, representing the amount of previously recognized compensation expense associated with the portion of awards that ultimately did not vest. Mr. Semel received annual grants of restricted stock and options to purchase shares of the Company’s Class A Common Stock on April 1, 2008, each of which was forfeited in its entirety upon Mr. Semel’s resignation. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008, which were forfeited in their entirety upon Mr. Semel’s resignation, was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, which were also forfeited in their entirety upon Mr. Semel’s resignation, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Mr. Semel held options to purchase 536 shares of the Company’s Class A Common Stock.

(12)	Robert C. Wright is a member of the Nominating & Governance Committee. Fiscal 2009 compensation included:

•	$45,000 in annual retainer fees;

•	$4,000 for attendance at meetings of the Nominating & Governance Committee; and

•

$55,549 representing compensation expense associated with an annual grant on April 1, 2008 of options to purchase 2,007 shares of the Company’s Class A Common Stock and 786 shares of restricted stock and $84,138 representing compensation expense associated with an initial grant of options on May 23, 2007 to purchase 7,500 shares of the Company’s Class A Common Stock. The grant date fair value of the 786 shares of restricted stock granted on April 1, 2008 was $46,549, based upon the fair value of the Company’s Class A Common Stock on the date of the grant. The grant date fair value of the options, estimated using the Black-Scholes option-pricing model in accordance with FAS 123(R), was $44,515 for the 2,007 options granted on April 1, 2008, based on assumptions noted in footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. At the end of fiscal 2009, Mr. Wright held options to purchase 9,507 shares of the Company’s Class A Common Stock and 786 shares of restricted stock.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

Compensation Philosophy and Objectives

The Company’s compensation philosophy is designed to attract, motivate and retain qualified executives and to support a performance-oriented environment that rewards achievement of the Company’s short-term and long-term goals. The Company seeks to establish and maintain compensation programs that guide and reinforce sound decision-making, the achievement of targeted goals, and leadership behavior. This philosophy is reflected in the following guiding principles:

•

Goal Achievement—The Company’s strategic and operating goals seek to drive performance in the Company’s wholesale, retail and licensing markets to create shareholder value. The Company’s compensation program is closely aligned with these goals to continually challenge individuals to perform at their highest levels.

•

Professional Growth—The compensation program is designed to create an environment that encourages, rewards and sustains professional growth. Compensation and reward opportunities are designed to reflect an individual’s development and job performance in his or her position and the nature of the employee’s contribution to the Company’s overall success.

•

Link to Company Affiliation—The Company is a complex international organization focused on bringing collective effort to bear on common goals. The Company’s compensation program seeks to reinforce teamwork and a strong link to company affiliation.

•

Competitive Compensation—To support its goals of attracting and retaining quality talent, the Company has taken significant steps to maintain its compensation at competitive levels while at the same time seeking to avoid inequities within the Company. While the Company considers, among other things, competitive market compensation paid by other companies in establishing its compensation programs, it does not use a designated peer group due to the lack of competitors given the Company’s breadth of product lines and multiple channels of distribution. On that basis, the Company does not attempt to maintain a certain target percentile within a peer group or otherwise rely heavily on this type of data to determine executive compensation.

Process for Determining Compensation for Executives

Role of Compensation Committee and Management’s Role. The Compensation Committee of the Company’s Board of Directors is responsible for evaluating the performance of and determining the compensation payable to Ralph Lauren, the Chairman and Chief Executive Officer (“CEO”), and Roger N. Farah, the President and Chief Operating Officer (“COO”), of the Company. The CEO and the COO evaluate the performance of the three other named executive officers (listed in the Summary Compensation Table) and the Compensation Committee considers proposals from the CEO and the COO to approve increases with respect to the compensation payable to the three other named executive officers. The Compensation Committee regularly reviews the design and structure of the Company’s compensation programs to ensure that management’s interests are closely aligned with stockholders’ interests and that the compensation programs are designed to further the Company’s strategic priorities.

Role of Compensation Consultant. The Compensation Committee has retained the services of an independent advisor to provide guidance in association with significant executive compensation decisions. For fiscal 2009, the Compensation Committee relied on the services of Exequity LLP (“Exequity”) to provide ongoing advisory services. The Compensation Committee periodically solicits from its compensation advisor market information on compensation trends along with advice and perspectives on the design and administration of specific pay programs which the Company uses to motivate its employees and to fulfill its corporate, strategic and business objectives. The Compensation Committee retains sole responsibility for engaging Exequity or any other compensation advisor, and meets frequently with its advisor in executive sessions. From time to time, and in response to Compensation Committee directives, Exequity has conducted specific projects for the Company, all of which have been connected with matters pertaining to the operation and administration of the Company’s executive compensation programs. In addition, from time to time, the Company consults with Exequity in conjunction with the preparation of executive compensation-related materials for the Compensation Committee’s review and consideration. Exequity has not provided any services to the Company, other than those relating to its role as compensation advisor to the Compensation Committee, during fiscal 2009.

Performance Evaluation. Performance is evaluated for all employees on an annual basis following the end of each fiscal year. Messrs. Lauren and Farah evaluate the performance of the other three named executive officers and report to the Compensation Committee with respect thereto and the Compensation Committee evaluates the performance of Messrs. Lauren and Farah.

Employment Agreements. The Company has a longstanding practice of entering into employment agreements with its corporate officers and senior management. The Company believes that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent and other expertise in a highly competitive industry. Employment agreements for the CEO and the COO are developed and approved by the Compensation Committee in close consultation with the Compensation Committee’s independent compensation advisor. Employment agreements for the other three named executive officers are established by Messrs. Lauren and Farah in consultation with and subject to the approval of the Compensation Committee. The guidelines for salary, bonus and certain other compensation components for each named executive officer are set forth in his or her respective employment agreement. See “Executive Employment Agreements” and “Summary Compensation Table” below.

During fiscal 2009, the Company amended the employment agreements for all of the named executive officers (except Mr. Lauren) to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Mr. Lauren’s employment agreement which became effective on March 30, 2008, was already compliant with Section 409A of the Code.

On June 29, 2009, the Company amended Mr. Lauren’s employment agreement to provide that commencing in the Company’s 2010 fiscal year, Mr. Lauren will receive performance-based restricted stock units rather than time-based restricted stock units. The amendment to Mr. Lauren’s employment agreement also provides that the Compensation Committee will have the authority, in its good faith discretion, to change the amount of Mr. Lauren’s annual equity grants. See “Executive Employment Agreements” and “Potential Payments Upon Termination or Change in Control” for a more detailed description of the payments and benefits provided under each named executive officer’s employment agreement.

Components of Executive Compensation

The Company’s compensation structure consists primarily of an annual base salary, annual cash incentive bonus and long-term equity-based incentive awards generally in the form of stock options, restricted stock unit awards, and restricted performance share units (RPSUs). The Company also provides deferred compensation and perquisites for certain executives. These components of compensation are reviewed from time to time internally and externally relative to companies that compete with the Company for business and/or executive and creative talent. In establishing compensation structures and programs, the Company generally considers but does not rely heavily on competitive market compensation, particularly annual base salaries and annual bonus or incentive payments, paid by other companies in the areas of branded apparel, luxury goods and retail, including those in the New York region, nationally or internationally, as appropriate. While the Compensation Committee is from time to time provided with information regarding such competitive market compensation from publicly available sources or third party survey sources, as noted above, the Company does not use a designated peer group, seek to maintain a certain target percentile relative to a specific peer group, or otherwise place significant emphasis on executive compensation approaches taken by other branded apparel, luxury goods or retail companies.

Base Salary. Base salaries for the named executive officers are set forth in their respective employment agreements. Periodically, however, the Compensation Committee considers proposals from the Company’s management to approve increases to the base salaries for named executive officers other than Mr. Lauren and Mr. Farah. When considering whether to approve these adjustments, the Compensation Committee takes into account a number of factors, including:

•	the Company’s performance;

•	the individual’s current and historical performance and contribution to the Company; and

•	the individual’s role and unique skills.

In fiscal 2009, Mr. Lauren received an increase in his base salary from $1,000,000 to $1,250,000 pursuant to the terms of his new employment agreement which was executed on June 12, 2007 and became effective on March 30, 2008. Prior to fiscal 2009, Mr. Lauren had not received an increase in his annual base salary of $1,000,000 since November 1997. Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh did not receive a discretionary salary increase in fiscal 2009.

Annual Cash Incentive Bonuses. The Company has two cash incentive bonus plans, the Executive Incentive Plan (“EIP”) and the Executive Officer Annual Incentive Plan (“EOAIP”). Each plan is designed to promote executive decision making and achievement that supports the realization of key overall Company financial goals. For fiscal 2009, the participants in the Company’s EOAIP consisted of each of the Company’s five named executive officers.

Executive Incentive Plan. Eligible EIP participants are those employees who are in positions of Senior Director level and above (“Executives”) and who make important leadership contributions towards achievement of the Company’s annual objectives. Executives designated as corporate participants are eligible to receive a bonus based primarily on the Company’s overall corporate performance while Executives designated as division participants are eligible to receive a bonus based primarily on a combination of the Company’s overall corporate performance and the particular Executive’s division’s performance. In fiscal 2009, under the EIP, Executives typically had target bonus opportunities ranging from 15% to 50% of fiscal year salary earnings, depending on position level and responsibility, with larger bonus opportunities often provided to those with greater responsibility.

The Compensation Committee establishes the guidelines under which the EIP is administered, including financial performance goals and payout schedules. The goals reflect the Company’s performance using performance measures such as the following (each as determined in accordance with generally accepted accounting principles as consistently applied by the Company):

•	net revenues,

•	gross profit,

•	net income before taxes, and

•	selling, general and administrative expenses as a percentage of net revenues.

If so determined by the Compensation Committee at the beginning of the applicable fiscal period, performance relative to goals may also be adjusted to omit the effects of, among other things, extraordinary items, any gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

For fiscal 2009, the EIP provides payouts based on different levels of achievement:

•

Threshold: the minimum level of performance for which a bonus is paid and typically set at 80% to 90% of the Target level. No bonuses will be earned if the Threshold level of performance is not achieved.

•	Target: 100% achievement of financial goals.

•	Maximum: achievement at a superior level of performance of up to 110% of the Target Level.

For achievement between Threshold and Maximum, bonus payouts are interpolated to reflect the level of results achieved. Unlike the EOAIP (as described below), bonuses for EIP participants are typically capped at 100% of their fiscal year salary earnings.

Executive Officer Annual Incentive Plan. The Company maintains a separate plan, similar to the EIP, for a select group of its corporate officers. Under the EOAIP, the Compensation Committee determines the EOAIP participants from among the Company’s executive officers. The Compensation Committee has the discretion to reduce or eliminate, but not increase, the bonus amounts payable under the plan. For fiscal 2009, the participants in the Company’s EOAIP consisted of each of the Company’s five named executive officers.

While the EOAIP is similar to the EIP, the Company believes that maintaining a separate EOAIP for the Company’s corporate officers provides the Compensation Committee with the flexibility to maintain an incentive plan for these officers that is more closely aligned with the officers’ significant roles and broad responsibilities within the Company and reflects their contributions to the overall success of the Company. In fiscal 2009, the key differences between the EIP and the EOAIP are:

•	participants in the EOAIP may have individual payout schedules based upon each such participant’s existing employment agreement;

•

participants in the EOAIP are eligible for a bonus opportunity based 100% on the Company’s total performance without consideration of performance within a specific division, subject to adjustments, if applicable, as described further below; and

•	strategic financial goals for EOAIP participants are based on overall company goals rather than division goals.

The EOAIP incorporates the same current levels of achievement as provided in the EIP, which consist of Threshold, Target and Maximum levels. Performance measures under the EOAIP may vary from period to period and performance payouts under the EOAIP may vary from corporate officer to corporate officer. If so determined by the Compensation Committee at the beginning of the fiscal year, performance relative to goals may also be adjusted, to the extent permitted under Section 162(m) of the Code, to omit, among other things, the effects of extraordinary items, any gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

Fiscal 2009 Cash Incentive Bonuses. Each year, the Company engages in an extensive and deliberate process to establish its budget, performance measures and performance targets which are then presented to the Compensation Committee. The Compensation Committee and the Company then determine the annual cash incentive bonuses for each named executive officer based strictly on the Company’s achievement against pre-determined financial goals, established budget figures, performance measures and performance targets, without any discretionary performance factors taken into consideration. All bonuses under the EOAIP are capped. The specific application of these caps is subject to the respective employment agreements of each of the named executive officers. Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh have their bonuses adjusted by plus or minus 0%, 5% or 10% based upon achievement against strategic financial goals established by the Compensation Committee. For the past nine years, the Company has successfully used this process to motivate and stretch the performance of the Company’s senior management team.

For fiscal 2009, under the EOAIP, the financial goal performance measure selected was net income before taxes and the strategic goal performance measure selected was Company selling, general and administrative expenses (excluding expense for cash bonuses and expense for stock awards) as a percentage of net revenues. The Company believes that net income before taxes is a comprehensive indicator of the Company’s annual performance and that managing selling, general and administrative expenses as a percentage of net revenues is an important part of the Company’s ongoing strategic objectives. The Company’s future performance is inherently uncertain and can be significantly affected by many factors including, without limitation, levels of consumer spending, interest rates, employment levels, currency fluctuations and other variables that are difficult to predict at the time that it is establishing its budget figures, performance measures and performance targets. In fiscal 2009, the target net income before taxes figure for payment of awards was $657.1 million. In fiscal 2009, the actual net income before taxes figure for payment of awards was $666.1 million, after giving effect to various adjustments approved by the Compensation Committee in accordance with the terms of the awards. At the time that the targets were set, the Company believed that the specific targets for fiscal 2009 incorporated an appropriate level of difficulty and required significant ongoing performance improvements on the part of the Company in order to be achieved. The five named executive officers of the Company were eligible for a bonus in fiscal year 2009 when the Company reached 80% of the net income before taxes target established by the Compensation Committee.

The bonus payment for Mr. Lauren pursuant to his employment agreement is based solely on the performance measure of net income before taxes and is not adjusted for the strategic goal of Company selling, general and administrative expenses as a percentage of net revenues. The bonus payments for the other four named executive officers are subject to adjustment for this strategic goal. Performance relative to Company selling, general and administrative expenses as a percentage of net revenues could increase or decrease the bonuses otherwise payable to such four other named executive officers based on net income before taxes by 0%, 5% or 10%. In calculating the bonuses, results for fiscal 2009 were adjusted in accordance with the rules established by the Compensation Committee at the start of the fiscal year.

Mr. Lauren’s employment agreement provides for an annual bonus in fiscal 2009 with a target of $13,000,000 and a maximum of 150% of target, or $19,500,000. Based on the Company’s achievement of performance goals relative to the net income before taxes target established by the Compensation Committee, for fiscal 2009 Mr. Lauren received an incentive bonus of $13,886,364, representing 107% of his bonus opportunity.

In fiscal 2009, similar to past practice and in compliance with their respective employment agreements, Mr. Farah had a target bonus of 200% of his base salary and a maximum bonus opportunity of 300% of his base salary and Ms. Nemerov had a target bonus of 100% of her base salary and a maximum bonus opportunity of 200% of her base salary. Ms. Travis and Mr. Kosh each had a target bonus of 50% of their respective base salaries and a maximum bonus opportunity of 100% of each of their respective base salaries. The maximum bonus opportunity for each of the four named executive officers does not account for upward adjustments which may be made if the Company achieves its strategic goals. Based on the Company’s achievement of performance goals relative to the net income before taxes target established by the Compensation Committee and a 10% upward adjustment to reflect the Company’s successful achievement of its strategic goal relative to the selling, general and administrative expenses of the Company as a percentage of net revenues established by the Compensation Committee, for fiscal 2009, Mr. Farah received an incentive bonus of $2,197,800, representing 122% of his target bonus opportunity. In fiscal 2009, Ms. Nemerov received an incentive bonus of $1,207,800; Ms. Travis received an incentive bonus of $486,475; and Mr. Kosh received an incentive bonus of $419,375, representing 134% of each of their respective target bonus opportunities.

Long-Term Equity-Based Incentives. The Company maintains a program of long-term equity-based incentives that are intended to align executive and shareholder interests and thereby encourage executive decision making that maximizes share value creation over time. By making long-term equity-based incentives a significant part of compensation, the Company maintains an executive compensation program that emphasizes long range goal achievement which is consistent with the Company’s compensation philosophy.

The Compensation Committee establishes guidelines annually for determining long-term equity-based incentive grants to Executives under the Company’s 1997 Stock Incentive Plan. These guidelines generally provide that the type of awards and the number of shares to be granted to employees are based on their position levels within the Company. Messrs. Lauren’s and Farah’s long-term equity based incentive awards are each provided under their respective employment agreements and, in Mr. Lauren’s case, under an amendment to his employment agreement effective June 29, 2009 with respect to the Company’s 2010 and subsequent fiscal years which provides that Mr. Lauren will no longer be entitled to grants of time-based restricted stock units and will instead receive grants of RPSUs which are performance-based and similar in nature to those provided to Ms. Nemerov, Ms. Travis and Mr. Kosh. In fiscal 2009, consistent with each of their respective employment agreements, Mr. Lauren received restricted stock units and stock options and Mr. Farah did not receive any equity-based award. Messrs. Lauren and Farah recommend annual equity awards for the three other named executive officers, which are subject to the approval of the Compensation Committee. In fiscal 2009, for the three named executive officers other than Messrs. Lauren and Farah, the Company issued three types of long-term equity awards—Stock Options, Cliff RPSUs and Pro-Rata RPSUs.

As determined by the Committee in any given year, awards granted may also include restricted stock units and performance-based stock awards (as described below under “Fiscal 2009 Long-Term Equity-Based Incentive Awards”).

Stock Options. The Company grants non-qualified stock options that vest ratably over a three-year period subject to continued employment with the Company through the applicable vesting date. Stock options are granted at an exercise price equal to the fair market value (calculated as the average of the high and low stock prices on the NYSE) of the Company’s Class A Common Stock on the grant date. The Company has not issued stock options with accelerated vesting features except as specified in certain employment agreements. In addition, the Company has not re-priced or re-issued stock options.

The vast majority of stock options are granted to eligible Executives, including the Company’s named executive officers, at regular Compensation Committee meetings which are usually scheduled at least four times per year and often as far as one year in advance of the actual meeting dates. Thus, stock options are typically granted at such regularly scheduled meetings rather than in conjunction with the disclosure of material non-public information or the occurrence of a significant corporate event or transaction. In fiscal 2009, the Compensation Committee set the grant date for these annual awards approximately three weeks before the Company’s first fiscal quarter earnings release date, making the grants effective in mid-July. In addition to the annual awards, grants may be made to certain newly hired or promoted Executives. Such awards are typically granted and priced as of the last business day of each fiscal quarter immediately following the hiring or promotion of an Executive.

Restricted Performance Share Units (RPSUs). The Company issues Cliff RPSUs and Pro-Rata RPSUs both of which provide a recipient with the opportunity to receive shares of the Company’s Class A Common Stock based on the achievement by the Company of performance goals over a specified period. Achievement of performance goals is subject to adjustment to exclude the effect of certain events and transactions as permitted under the 1997 Stock Incentive Plan in accordance with the guidelines established by the Compensation Committee at the start of the fiscal year in which any such grants are made.

The performance measures for each kind of RPSU are set by the Compensation Committee at the time of grant, and may include one or more of the following factors:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share;

•	net operating profit;

•	net revenue or net revenue growth;

•	gross profit or gross profit growth; or

•	return on assets.

Cliff RPSUs. Prior to fiscal 2009, Cliff RPSUs granted to Executives vested in full at the end of a three-year performance period, subject to the Executive’s continued employment with the Company. The performance period for Cliff RPSUs granted to Executives in fiscal 2009 will vest in full at the end of a thirty-three month performance period, subject to the Executive’s continued employment with the Company. Cliff RPSUs are not granted until the Company’s financial goals are approved by the Board of Directors. Due to the uncertainty in the economy at the beginning of fiscal 2009, the Company took additional time to establish its three year business plan for fiscal years 2009 to 2011. The Board of Directors approved the Company’s three year business plan and financial goals for fiscal 2009 to 2011 on August 7, 2008 which resulted in a shorter performance period of 33 months rather than 36 months, while still maintaining deductibility of the fiscal 2009 Cliff RPSU awards under Section 162(m) of the Code. Cliff RPSUs granted in fiscal 2009 will vest after the end of fiscal 2011 based on cumulative net earnings of the Company for the performance period of the second, third and fourth quarters of fiscal 2009 and fiscal years 2010 – 2011. The Company believes that net earnings is an appropriate performance measure for an extended period such as a thirty-three month period since it is a comprehensive measure that assesses the overall performance of the Company over a significant period of time and is aligned with measures often used by the investment community.

The grant provides a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. Three levels of achievement are used to determine vesting, which are Threshold, Target and Maximum. The Threshold level, which is 70% of the financial goal, must be achieved in order for any shares to be provided to recipients at the end of the applicable vesting period. If performance is at the Threshold level, 75% of the target number of shares will vest and be paid out. If performance is at the Target level, which is 100% of the financial goal, then 100% of the target number of shares will vest and be paid out. If performance is at the Maximum level, which is 110% or more of the financial goal, then 150% of the target shares will vest and be paid out. For achievement between Threshold and Maximum, Cliff RPSU award payouts are interpolated to reflect the level of results achieved. Once an award is granted in any fiscal year, the prevailing performance measures, performance goals, vesting schedule or payout schedule cannot be modified for that grant, unless otherwise approved by the Compensation Committee of Board of Directors of the Company, during the applicable performance term.

In June 2009, awards granted in fiscal 2007 vested based upon the achievement of pre-established financial goals at the Maximum level. The performance target of cumulative net earnings of the Company for the three year fiscal period 2007 – 2009 was $1,093.1 million. For the three year fiscal period 2007 – 2009, the Company exceeded this performance target of cumulative net earnings at the Maximum level and as a result, 150% of the target shares which were granted in fiscal 2007 vested and were paid out. Maximum payout was achieved as a result of very strong performance in fiscal 2007 and 2008 and above target performance for fiscal 2009. In establishing the targets for the fiscal 2007 Cliff RPSUs, the Company required ongoing performance improvement based on the three year plan for fiscal 2007 – 2009 and believed that the targets would be difficult but achievable with significant effort.

Pro-Rata RPSUs. Pro-Rata RPSUs issued in fiscal 2009 vest one third each year over three years. All three tranches of the fiscal 2009 Pro-Rata RPSUs were earned and available for vesting based on achievement of the fiscal 2009 performance goal. The performance level that had to be achieved in order for the fiscal 2009 Pro-Rata RPSUs to be earned and available for vesting was the Threshold level of $525.7 million, which in this case was 80% of the target net income before taxes figure of $657.1 million. This performance goal and level also applied to the third and final tranche of the fiscal 2007 Pro-Rata RPSU awards. In fiscal 2009, the Company exceeded this net income before taxes performance level, after giving effect to various adjustments approved by the Compensation Committee in accordance with the terms of the awards. As a result, 100% of the target shares for the first tranche of the fiscal 2009 Pro-Rata RPSUs and 100% of the target shares for the third and final tranche of the fiscal 2007 Pro-Rata RPSUs have vested and were paid out. The second and third tranches of the fiscal 2009 Pro-Rata RPSUs will vest based solely on continuous service from the grant date to the respective vesting dates for the second and third tranches. If the performance goal had not been achieved in fiscal 2009, all three tranches of the fiscal 2009 Pro-Rata RPSU award would have been forfeited. Similar to the performance measure in the Company’s EIP, the Company believes that the use of net income before taxes as a measure for the award of Pro-Rata RPSUs is a comprehensive indicator of the Company’s annual performance. Unlike Cliff RPSUs, the Pro-Rata RPSUs do not provide for payouts above or below the target shares awarded. In establishing the goals in fiscal 2009 for the Pro-Rata RPSUs, the Company established specific targets that it believed incorporated an appropriate level of difficulty and required significant ongoing performance improvements on the part of the Company in order to be achieved.

Restricted Stock Units. From time to time, the Company also grants restricted stock units to certain of its senior executives. Restricted stock units entitle the holder to receive a specified number of shares of Class A Common Stock at the end of a vesting period, subject to the holder’s continued employment with the Company. In addition, holders of restricted stock units may be entitled to receive cash dividends or dividend equivalent units in connection with the payments of dividends on the Company’s Class A Common Stock. Typically, grants of restricted stock units vest over a five-year period of time, subject to the holder’s continued employment with the Company.

Fiscal 2009 Long-Term Equity-Based Incentive Awards. In fiscal 2009, each of the named executive officers received the following long-term equity grants:

Name	Year	Restricted Stock Units(1)	Stock Options(2)	Cliff RPSUs	Pro-Rata RPSUs
Ralph Lauren	2009	75,000	100,000	—	—
Roger N. Farah(3)	2009	—	—	—	—
Jackwyn L. Nemerov	2009	—	27,921	22,239	7,905
Tracey T. Travis	2009	—	4,635	3,691	1,311
Mitchell A. Kosh	2009	—	4,635	3,691	1,311

(1)	The grant of restricted stock units will cliff vest in its entirety on the fifth anniversary of the grant.

(2)

The stock options for the four named executive officers who received stock options in fiscal 2009 have an exercise term of seven years. All options vest ratably on the first three anniversaries of the date of grant.

(3)	Mr. Farah’s employment agreement does not provide for an equity award during fiscal 2009.

Employee Benefits. The Company provides a number of benefit plans to all eligible employees, including its named executive officers. These benefits include programs such as medical, dental, life insurance, short and long-term disability coverage, and a 401(k) plan. The Company’s senior management and its named executive officers are also eligible for an executive medical plan covering such executives and their eligible dependents, an annual executive physical, financial counseling, and an annual car allowance.

Other Benefits. The Company provides its named executive officers with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table, that it believes are reasonable, competitive and consistent with the Company’s overall executive compensation program. The Company believes that these benefits generally allow its executives to work more efficiently, promote the Company’s brand and are legitimate business expenses, but it also recognizes that these costs can be viewed as personal benefits. The costs of these benefits constitute only a small percentage of each named executive officer’s total compensation. The Company provides to certain of its named executive officers the use of an automobile and driver (and, for Ms. Nemerov, gross-up payments to cover tax liability with respect thereto), personal security and use of the Company’s aircraft for personal travel on a limited basis. The Company also provides a merchandise discount on most Company products to all of its employees, including its named executive officers.

Deferred Compensation. The Company provides a Supplemental Executive Retirement Plan (“SERP”) to certain of its Executives, generally for those who had a title of Vice President and above when they were admitted to such plan. In October 2004, the Company ceased admitting new participants in the SERP. During fiscal 2009, in light of ongoing efforts to control expenses, the Board of Directors approved a recommendation of the Company to:

•	suspend annual contributions to the SERP effective fiscal 2009;

•	allow participants to withdraw their balances as of April 1, 2009 if they no longer wish to remain a participant in the SERP under the new terms; and

•	continue to pay interest on SERP balances based on the mid-term Applicable Federal Rate for those participants who remain in the SERP.

Three of the five named executive officers, Mr. Farah, Ms. Nemerov and Mr. Kosh were participants in the SERP. Pursuant to the election made available to all SERP participants, Mr. Farah and Ms. Nemerov elected to withdraw their entire SERP balances and did so in early fiscal year 2010. Approximately 70% of the 112 participants in the SERP elected to withdraw their entire SERP balances and did so in early fiscal year 2010. Additionally, to comply with the final regulations under Section 409A of the Code related to deferred compensation, changes to the distribution schedule for vested balances upon termination were made effective January 1, 2009. A participant generally vests in his or her SERP account over the first five years of his or her participation in the SERP. As of March 28, 2009, all participants remaining in the SERP plan were 100% vested.

For participants who remain in the SERP, each of their account balance is payable upon termination of their employment as follows:

Amount of Vested Balance	Payment Provision
$200,000 or more	Payment is made in equal installments over 3 years
less than $200,000	Lump-Sum Payment

Other provisions consistent with IRS rules apply in the event of a participant’s disability, retirement or death.

Certain Tax Matters. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a “covered employee” (which is defined as the Company’s named executive officers, other than the Chief Financial Officer). Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company’s EOAIP and 1997 Stock Incentive Plan are designed to permit the deductibility of awards payable to the Company’s named executive officers for Federal income tax purposes even if the compensation paid to any such officer exceeds $1,000,000. Under Mr. Ralph Lauren’s employment agreement effective as of March 30, 2008 and amended as of June 29, 2009, a portion of his annual base salary will not be deductible since it will exceed $1,000,000. See “Executive Employment Agreements.”

In assessing compensation proposals with respect to executive officers, the Compensation Committee considers, among other things, the deductibility of executive compensation, but reserves the right to compensate named executive officers in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portions of the compensation paid to a named executive officer whose compensation is subject to the deduction limits described above may not be deductible by the Company.

Accounting Matters. Each element of the compensation that the Company pays to its executives is expensed in the Company’s financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the Company considers in determining the amount, form, and design of each pay component for its executives.

Adjustment or Recovery of Awards. In August 2007, the Company amended the EOAIP to include adoption of a formal policy regarding the recovery of awards granted under the EOAIP in connection with a restatement of its financial statements. Under this policy, if, as a result of a named executive officer’s intentional misconduct or gross negligence, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Compensation Committee of the Company may, in its reasonable discretion, require such executive to promptly reimburse the Company for the amount of any payment previously received by the executive pursuant to the EOAIP that was earned or accrued during the twelve month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement. In May 2009, the Company also adopted this policy with regard to awards granted to its five named executive officers under the Company’s 1997 Stock Incentive Plan. The Company has not experienced any situations or occasions that could have resulted in a recovery of an award or payment under such policy. If the Company does experience a situation or occasion that could result in such a recovery in the future, the Compensation Committee would assess the circumstances relating to the potential recovery and take such legally permissible actions as it believes to be appropriate in its discretion at such time. The Company may also seek repayment, in the reasonable discretion of the Compensation Committee, of bonus payments or awards provided to executives based upon the occurrence of various events such as termination of employment for cause, a material violation of material written policies of the Company or a breach of any restrictive covenants.

Compensation Committee Report

The Compensation Committee, composed entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management and with the other members of the Board of Directors. Based on these reviews and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee:

Joel L. Fleishman (Chair)

Frank A. Bennack, Jr.

Steven P. Murphy

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation awarded or paid to or earned by the Company’s chief executive officer, the Company’s chief financial officer and the Company’s three other executive officers serving as of March 28, 2009, the end of the Company’s 2009 fiscal year (the “named executive officers”), for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended March 28, 2009, March 29, 2008 and March 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
Ralph Lauren	2009	1,250,000	—	609,654	4,156,687	13,886,364	—	400,817	20,303,522
Chairman & CEO	2008	1,000,000	—	16,156,015	4,591,693	12,000,000	—	452,643	34,200,351
	2007	1,000,000	—	5,539,863	2,709,025	16,500,000	—	110,876	25,859,764

Roger Farah	2009	900,000	—	10,849,274	0	2,197,800	—	167,135	14,114,209
President & COO	2008	900,000	—	12,672,397	0	1,980,000	—	181,439	15,733,836
	2007	900,000	—	8,586,121	0	2,970,000	—	90,238	12,546,359

Jackwyn Nemerov	2009	900,000	—	2,569,587	498,968	1,207,800	—	216,979	5,393,334
Executive Vice President	2008	900,000	—	2,645,286	561,620	999,900	—	207,956	5,314,762
	2007	900,000	—	1,607,012	796,522	1,980,000	—	202,679	5,486,213

Tracey Travis	2009	725,000	—	459,851	153,385	486,475	—	41,836	1,866,547
SVP and	2008	687,308	—	535,604	107,385	381,754	—	29,194	1,741,245
Chief Financial Officer	2007	663,462	—	508,739	189,525	742,500	—	29,213	2,133,439

Mitchell Kosh	2009	625,000	—	345,318	76,265	419,375	—	48,325	1,514,283
SVP Human	2008	625,000	—	417,592	77,618	347,188	—	64,639	1,532,037
Resources and Legal	2007	619,231	—	367,898	94,461	687,500	—	44,613	1,813,703

(1)

The amounts reported in this column represent base salaries paid to each of the named executive officers for the applicable fiscal year as provided for in each of their respective employment agreements. See “Executive Employment Agreements”.

(2)

The named executive officers did not receive any discretionary bonuses, sign-on bonuses, or other annual bonus payments that are not contingent on the achievement of stipulated performance goals. Cash bonus payments that are contingent on achieving pre-established, substantially uncertain and communicated goals, including payments under the EOAIP, appear in the column headed, “Non-Equity Incentive Plan Compensation”.

(3)

The amounts reported in this column represent the dollar amount of restricted stock, restricted stock unit (“RSU”) and RPSU (both Pro-Rata RPSU and Cliff RPSU) awards recognized, or “expensed,” for each of the named executive officers as compensation costs for financial reporting purposes (assuming no risk of forfeiture) in accordance with FAS 123(R) for the applicable fiscal year. Under FAS 123(R), restricted stock, RSU and RPSU awards are expensed based on the grant date fair value of the awards over the requisite vesting period. Assumptions used in the calculations of these amounts are included in footnote 18 of the notes to the Company’s financial statements in the Company’s 2007 Annual Report on Form 10-K, footnote 18 of the notes to the Company’s financial statements in the Company’s 2008 Annual Report on Form 10-K and footnote 19 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity Based Awards” for a description of the determination of these awards and certain material terms and conditions. In addition, all annual RSUs granted to Mr. Lauren under his amended and restated employment agreement, dated

June 23, 2003, were subject to certain accelerated vesting provisions that resulted in the related vesting period for accounting purposes being commensurate with the term of Mr. Lauren’s employment agreement. Therefore, the costs attributable to these RSUs increased incrementally throughout the term of Mr. Lauren’s employment agreement (with the greatest expense recognition occurring in fiscal 2008) and were fully expensed when the term of this agreement was completed at the end of fiscal 2008. The annual RSUs granted to Mr. Lauren in fiscal 2009 under his current employment agreement, effective as of March 30, 2008, are being expensed ratably over the related five-year vesting period since such period for accounting purposes is commensurate with the contractual vesting period.

(4)

The stock option compensation amounts do not reflect compensation actually received by the named executive officer. The amounts reported in this column instead represent the compensation expense, assuming no risk of forfeiture, recognized by the Company for financial statement reporting purposes related to stock options for the applicable fiscal year in accordance with FAS 123(R), as discussed above.

(5)

The amounts reported in this column represent payments made under the EOAIP in June 2007 with respect to fiscal 2007, June 2008 with respect to fiscal 2008 and in June 2009 with respect to fiscal 2009.

(6)	The named executive officers did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax qualified. See “Non-Qualified Deferred Compensation Table”.

(7)

The amounts reported in this column represent the aggregate dollar amount for each named executive officer of all other compensation for the year, including perquisites and other personal benefits. Under the SEC rules, the Company is required to identify by type all perquisites and other personal benefits for a named executive officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. In fiscal 2009, Mr. Lauren received perquisites and other personal benefits including supplemental medical expenses ($70,431), use of an automobile and driver ($58,843), reimbursement for personal travel ($271,543) and merchandise discounts. In fiscal 2009, Mr. Farah received perquisites and other personal benefits including personal use of the Company’s aircraft ($123,749), an automobile allowance, financial planning services, supplemental medical expenses and merchandise discounts. The calculation of incremental cost to the Company for any executive’s personal use of the Company’s aircraft includes the variable costs incurred by the Company as a result thereof consisting of a portion of aircraft fuel, any flight-related fees and any travel expenses for the flight crew. In fiscal 2009, Ms. Nemerov received perquisites and other personal benefits, including use of an automobile and driver ($107,862), financial planning services, supplemental medical expenses and merchandise discounts. In addition, in fiscal 2009, Ms. Nemerov received a tax gross-up payment of ($83,731) to cover her tax liability with respect to the use of the automobile and driver. In fiscal 2009, Ms. Travis received perquisites and other personal benefits, including an automobile allowance, supplemental medical expenses, an executive medical exam, financial planning services and merchandise discounts. In fiscal 2009, Mr. Kosh received perquisites and other personal benefits including personal use of the Company’s aircraft, an automobile allowance, supplemental medical expenses, financial planning services and merchandise discounts.

(8)

The amounts reported in this column are the sum of columns 1 through 7 for each of the named executive officers. All compensation amounts reported in this column include amounts paid and amounts deferred.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the named executive officers in fiscal 2009.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Closing Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Ralph Lauren			$6,500,000	$13,000,000	$19,500,000
	07/14/2008	07/14/2008							75,000				$4,332,000
	07/14/2008	07/14/2008								100,000	$57.755	$56.47	$2,170,000

Roger Farah			$900,000	$1,800,000	$2,700,000

Jackwyn Nemerov			$517,500	$900,000	$1,800,000
	07/14/2008	07/14/2008								27,921	$57.755	$56.47	$462,651
	07/14/2008	07/14/2008				0	7,905	7,905					$453,510
	08/07/2008	08/07/2008				16,679	22,239	33,359					$2,210,034

Tracey Travis			$181,250	$362,500	$725,000
	07/14/2008	07/14/2008								4,635	$57.755	$56.47	$76,802
	07/14/2008	07/14/2008				0	1,311	1,311					$75,212
	08/07/2008	08/07/2008				2,768	3,691	5,537					$366,826

Mitchell Kosh			$156,250	$312,500	$625,000
	07/14/2008	07/14/2008								4,635	$57.755	$56.47	$76,802
	07/14/2008	07/14/2008				0	1,311	1,311					$75,212
	08/07/2008	08/07/2008				2,768	3,691	5,537					$366,826

(1)

Represents grants of cash incentive awards under the Company’s EOAIP. See “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive Bonuses” for a description of the material terms of these awards.

(2)

Represents the amount of RPSUs, including both Cliff RPSUs and Pro-Rata RPSUs, that were granted in fiscal 2009 under the Company’s 1997 Stock Incentive Plan. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity Based Awards” for a description of the material terms of these awards.

(3)

Represents restricted stock units (RSUs) granted pursuant to Mr. Lauren’s employment agreement in fiscal 2009. See “Executive Employment Agreements” for a description of the material terms of these RSUs.

(4)

Represents the number of stock options granted in fiscal 2009 under the Company’s 1997 Stock Incentive Plan. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date.

(5)

Represents the exercise price for the stock options granted, which was the fair market value (calculated as the average of the high and low stock prices on the NYSE) of the Company’s Class A Common Stock on the grant date.

Executive Employment Agreements

Ralph Lauren’s Employment Agreement. Ralph Lauren was employed during fiscal 2009 as the Company’s Chairman of the Board of Directors and CEO pursuant to an amended and restated employment agreement dated as of March 30, 2008, and amended as of June 29, 2009. The key terms of Mr. Lauren’s employment agreement are:

•	Term: Mr. Lauren’s employment agreement, which commenced on March 30, 2008 provides for a five-year term ending on March 30, 2013, the last day in the Company’s 2013 fiscal year.

•	Salary: Under Mr. Lauren’s employment agreement, he is entitled to an annual base salary of $1.25 million.

•

Bonus: Mr. Lauren’s target bonus will be in the amount of $13 million for each of the fiscal years during the term of his employment agreement. The maximum bonus provided for under his employment agreement in any fiscal year is 150% of that year’s target bonus.

•

Options and Restricted Stock: Under Mr. Lauren’s employment agreement, he is entitled to annual grants of options to purchase 100,000 shares of the Company’s Class A Common Stock. He also received a grant in fiscal 2009 of 75,000 restricted stock units under the Company’s 1997 Stock Incentive Plan. The options have an exercise term of seven years and vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting upon the termination of Mr. Lauren’s employment in certain circumstances as discussed below in “Potential Payments Upon Termination or Change in Control”. The exercise price for any such options issued to Mr. Lauren was equal to the fair market value of the Company’s stock as of the date of any options grant. Each annual grant of restricted stock units will vest in its entirety on the fifth anniversary of the grant, subject to accelerated vesting upon Mr. Lauren’s termination of employment (except in the event of (i) termination by the Company for cause (as defined in his employment agreement and as described below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”), or (ii) Mr. Lauren’s voluntary resignation without good reason (as defined in his employment agreement and as described below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”) prior to the end of the term of Mr. Lauren’s employment agreement and will be payable in shares of Company common stock as soon as practicable (but in no event later than 30 days) following the termination of Mr. Lauren’s employment. With respect to each restricted stock unit he receives, Mr. Lauren is entitled to dividend equivalents in the form of additional restricted stock units in connection with the payment of cash dividends on the Company’s common stock. Pursuant to an amendment to Mr. Lauren’s employment agreement effective June 29, 2009, starting in the Company’s 2010 fiscal year, Mr. Lauren will no longer receive a grant of 75,000 time-based restricted stock units and will instead receive a grant of 75,000 performance-based RPSUs. Each grant of RPSUs will vest at the end of a three-year performance period, subject to Mr. Lauren’s continued employment with the Company and the Company achieving its performance goals (except in certain circumstances subject to accelerated vesting upon the termination of Mr. Lauren’s employment as discussed below in “Potential Payments Upon Termination or Change in Control”). The grant of RPSUs will provide a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. Three levels of achievement are used to determine vesting with regard to Mr. Lauren’s RPSU award: Threshold, Target and Maximum. The Threshold level, which is 70% of the financial goal, must be achieved in order for any RPSUs to vest and be provided to Mr. Lauren at the end of the applicable vesting period. If performance is at the Threshold level, 75% of Mr. Lauren’s 75,000 RPSUs will vest and be paid out. If performance is at the Target level, which is 100% of the financial goal, then all of Mr. Lauren’s 75,000 RPSUs will vest and be paid out. If performance is at the Maximum level, which is 110% or more of the financial goal, then 150% of the target shares will vest and be paid out. Vesting with respect to Mr. Lauren’s RPSUs shall be interpolated for performance between 70% and 110% of target goal(s) and none of Mr. Lauren’s RPSUs shall vest for performance below threshold goal(s). In addition, with respect to Mr. Lauren’s annual grants of options and RPSUs, the Compensation Committee of the Board of Directors will have the authority, in its good faith discretion, to change the amount of Mr. Lauren’s annual equity grants.

•

Other Benefits: Under Mr. Lauren’s employment agreement, Mr. Lauren is required for security purposes to use his or other acceptable private aircraft for any travel. In addition to being entitled to reimbursement for any aircraft travel expenses he incurred which were business related, Mr. Lauren is also entitled to reimbursement for any personal aircraft travel expenses which he incurs, without any tax gross-up. Mr. Lauren is also provided with a Company paid car and driver. Mr. Lauren is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers.

•

Non-compete: Under Mr. Lauren’s employment agreement, he can not compete with the Company anywhere in the world during the term of his employment and for a period of two years after the termination of his employment for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Lauren under Mr. Lauren’s employment agreement.

Roger N. Farah’s Employment Agreement. Roger Farah is employed as the Company’s President and COO pursuant to an employment agreement, as amended and restated as of July 23, 2002 and further amended as of July 1, 2004, September 5, 2007 and December 23, 2008. The key terms of Mr. Farah’s employment agreement are:

•

Term: Mr. Farah’s employment agreement provides for his employment as President and Chief Operating Officer through April 3, 2010, the last day of the Company’s 2010 fiscal year, subject to automatic, successive one year extensions thereafter unless either party gives at least 180 days’ prior notice that the term will not be extended.

•	Salary: Under Mr. Farah’s employment agreement, he is entitled to an annual base salary of $900,000.

•

Bonus: Mr. Farah is eligible to receive an annual incentive bonus ranging from 100% to 300% of his annual salary, subject to the Company’s achievement of performance goals established by the Compensation Committee under the Company’s EOAIP, with a target bonus of 200% of his annual salary.

•

Deferred Compensation: Separate from participation in the Company’s SERP, Mr. Farah receives deferred compensation of $250,000 per year for fiscal years 2003-2010, which is credited on a monthly basis to a notional deferred compensation account on the books of the Company. Each month that an amount is credited to his notional deferred compensation account, the Company contributes in cash the amount of such monthly credit to a grantor trust (whose assets remain subject to the claims of the creditors of the Company) for the benefit of Mr. Farah. The trust assets attributable to the Company contributions on behalf of Mr. Farah are invested as directed by Mr. Farah, and the actual earnings (or losses) on such investments are deemed credited (debited) to Mr. Farah’s notional deferred compensation account. Mr. Farah may choose to have the trust assets invested in any one or more of the mutual funds managed by the Vanguard Group of Investment Companies. On July 23, 2007, Mr. Farah became fully vested in the notional deferred compensation account. The then-current value of the notional deferred compensation account will be payable in a cash lump sum payment to Mr. Farah (or his estate) on the earlier of January 1, 2012 or the 45th day following termination of his employment. See “Non-Qualified Deferred Compensation”.

•

Options and Restricted Stock: Under his employment agreement, Mr. Farah is entitled to receive grants of restricted stock units under the Company’s 1997 Stock Incentive Plan that, subject to vesting, are payable in shares of the Company’s Class A Common Stock. Mr. Farah received an initial grant of 437,500 restricted stock units on July 1, 2004. Of these, 83,334 restricted stock units (along with accrued dividend equivalent units) vested as of the end of fiscal 2008, 83,333 restricted stock units (along with accrued dividend equivalent units) vested as of the end of fiscal 2009 and the remaining 83,333 restricted stock units will vest at the end of fiscal 2010, subject to Mr. Farah’s continued employment, or will vest immediately as outlined below. The remaining 187,500 restricted stock units vested, in full, in three equal installments at the end of fiscal 2005, fiscal 2006 and fiscal 2007 on the basis of the Company’s achievement of performance goals established by the Compensation Committee of the Board of Directors under the Company’s 1997 Stock Incentive Plan and Mr. Farah’s continued employment during such period.

Mr. Farah’s employment agreement also provides for certain additional grants of restricted stock units that will vest, subject to the Company’s performance over multi-year performance periods ending during the term of his employment agreement. Mr. Farah received grants of 187,500 restricted stock units on each of June 15, 2005, June 8, 2006 and July 16, 2007. Each of these grants will vest, subject to the satisfaction of applicable performance criteria at the end of a three year performance period, with the first vesting at the end of fiscal 2008, the second vesting at the end of fiscal 2009, and the third vesting at the end of fiscal 2010, subject to Mr. Farah’s continued employment with the Company, or will vest immediately as outlined below. The performance criteria for these awards were set by the Compensation Committee on their respective grant dates.

With respect to each restricted stock unit he receives, Mr. Farah is entitled to dividend equivalents in the form of additional restricted stock units in connection with the payment of cash dividends on the Company’s Common Stock. In the event of the Company’s termination of Mr. Farah’s employment without cause (as defined in his employment agreement), Mr. Farah’s termination of his employment for good reason (as defined in his employment agreement) or Mr. Farah’s death or disability, all of the outstanding awards that are not performance-based will immediately vest and a pro rata portion of the then outstanding performance-based awards will immediately vest, based upon the elapsed portion of the performance period. Upon the termination by the Company for cause or a voluntary resignation by Mr. Farah without good reason, all outstanding unvested restricted stock units will be immediately cancelled and forfeited to the Company.

In connection with the amendment and restatement of his employment agreement on July 23, 2002, Mr. Farah was granted an additional 300,000 shares of restricted stock and stock options to purchase an additional 400,000 shares of the Company’s Class A Common Stock. The shares of restricted stock vested in equal annual installments on the first five anniversaries of the date of grant. These stock options have an exercise term of ten years and vested in equal annual installments on the second, third and fourth anniversaries of the date of grant. The exercise price of the options was $18.22 per share.

•

Other Benefits: Mr. Farah is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. For security purposes, Mr. Farah uses private aircraft for travel. Mr. Farah is also entitled to reimbursement for any business and personal aircraft travel expenses which he incurs, without any tax gross-up and a monthly car allowance of $1,500.

•	Non-compete: Mr. Farah may not compete with the Company during the duration of Mr. Farah’s employment with the Company and for 12 months after the termination of his employment for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Farah under Mr. Farah’s employment agreement.

Jackwyn L. Nemerov’s Employment Agreement. Jackwyn L. Nemerov is employed as the Company’s Executive Vice President pursuant to an employment agreement dated as of September 9, 2004 and further amended with an effective date of January 1, 2009. The key terms of her employment agreement are:

•	Term: Ms. Nemerov’s employment agreement provides for her employment through September 9, 2009.

•	Salary: Under Ms. Nemerov’s employment agreement, she is entitled to an annual base salary of not less than $900,000.

•

Bonus: Under Ms. Nemerov’s employment agreement, she is entitled to an annual incentive bonus opportunity ranging from 57.5% to 200% of her annual base salary, subject to the achievement of performance goals established under the Company’s EOAIP.

•

Options and Restricted Stock: Pursuant to Ms. Nemerov’s employment agreement, on October 1, 2004 she was granted 75,000 restricted shares of Class A Common Stock and options to purchase an additional 200,000 shares. Fifteen thousand of these restricted shares of Class A Common Stock will vest on each of the first five anniversaries of the grant date, subject to Ms. Nemerov’s continued employment. The options have a term of ten years and vest one-third each year on the first three anniversaries of the grant date, subject to Ms. Nemerov’s continued employment.

•

Other Benefits: Ms. Nemerov is also entitled to be reimbursed for the cost of a car and driver and to participate in all other employee benefit plans that by their terms are applicable to her or that are provided to other similarly situated senior executives of the Company. If Ms. Nemerov becomes entitled to one or more payments, whether pursuant to the terms of her employment agreement or any other plan or agreement with the Company or any affiliated company, which are or become subject to the excise tax imposed by Section 4999 of the Code, Ms. Nemerov is entitled to a gross-up payment as may be necessary to place Ms. Nemerov in the same after-tax position as if no portion of the payments paid to her had been subject to such tax.

•

Non-compete: If her employment terminates before the end of the employment term for any reason other than death, termination by the Company without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Jackwyn Nemerov”) or voluntary termination by Ms. Nemerov for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Jackwyn Nemerov”), Ms. Nemerov may not compete with the Company for 12 months after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Ms. Nemerov under Ms. Nemerov’s employment agreement.

Tracey T. Travis’ Employment Agreement. Tracey T. Travis is employed as the Company’s Senior Vice President and Chief Financial Officer pursuant to an employment agreement effective as of March 26, 2007 and further amended with an effective date of January 1, 2009. The key terms of her employment agreement are:

•	Term: Ms. Travis’ employment agreement provides for her employment through March 26, 2010.

•

Salary: Under Ms. Travis’ employment agreement, she is entitled to an annual base salary of not less than $675,000. On November 2007, the Compensation Committee approved an increase of $50,000 to Ms. Travis’ annual base salary. Ms. Travis’ annual base salary of $725,000 became effective on January 1, 2008.

•	Bonus: Ms. Travis is entitled to participate in any applicable annual bonus program that the Company maintains during the term of her employment.

•

Other Benefits: Ms. Travis is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. If Ms. Travis becomes entitled to one or more payments, whether pursuant to the terms of her employment agreement or any other plan or agreement with the Company or any affiliated company, which are or become subject to the excise tax imposed by Section 4999 of the Code, Ms. Travis is entitled to a gross-up payment as may be necessary to place Ms. Travis in the same after-tax position as if no portion of the payments paid to her had been subject to such tax.

•

Non-compete: If her employment terminates before the end of the employment term for any reason other than death, termination by the Company without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Tracey T. Travis”) or voluntary termination by Ms. Travis for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Tracey T. Travis”), Ms. Travis may not compete with the Company during the remainder of her scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Ms. Travis under Ms. Travis’ employment agreement.

Mitchell A. Kosh’s Employment Agreement. Mitchell A. Kosh is employed as the Company’s Senior Vice President, Human Resources and Legal, pursuant to an employment agreement, as amended and restated as of April 30, 2007 and further amended with an effective date of January 1, 2009. The key terms of his employment agreement are:

•	Term: Mr. Kosh’s employment agreement provides for his employment through April 30, 2010.

•	Salary: Under Mr. Kosh’s employment agreement, he is entitled to an annual base salary of not less than $625,000.

•	Bonus: Mr. Kosh is entitled to participate in any applicable annual bonus program that the Company maintains during the term of his employment.

•

Other Benefits: Mr. Kosh is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. If Mr. Kosh becomes entitled to one or more payments, whether pursuant to the terms of his employment agreement or any other plan or agreement with the Company or any affiliated company, which are or become subject to the excise tax imposed by Section 4999 of the Code, Mr. Kosh is entitled to a gross-up payment as may be necessary to place Mr. Kosh in the same after-tax position as if no portion of the payments paid to him had been subject to such tax.

•

Non-compete: If his employment terminates before the end of the employment term for any reason other than death, termination by the Company without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”) or voluntary termination by Mr. Kosh for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”), Mr. Kosh may not compete with the Company during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Kosh under Mr. Kosh’s employment agreement.

OUTSTANDING EQUITY AWARDS

The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of the named executive officers of the Company as of the end of fiscal 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable(1)	Number of Securities Underlying Unexercised Options # Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Lauren, Ralph	250,000	0	0	$13.96875	06/13/2010
	250,000	0	0	$26.70500	06/19/2011
	250,000	0	0	$24.78000	06/07/2012
	150,000	0	0	$25.32500	06/23/2013
	150,000	0	0	$33.12000	06/08/2014
	150,000	0	0	$43.03500	06/15/2015
	100,000	50,000	0	$55.42500	06/08/2016
	50,000	100,000	0	$100.56000	07/16/2017
	0	100,000	0	$57.75500	07/14/2015
						479,716.62	$21,241,852

Farah, Roger	100,000	0	0	$26.70500	06/19/2011
	50,000	0	0	$24.78000	06/07/2012
						84,858.00	$3,757,512	330,577.16	$14,637,957

Nemerov, Jackwyn	200,000	0		$36.96000	10/01/2014
	60,000	0		$43.03500	06/15/2015
	17,250	8,625		$55.42500	06/08/2013
	8,040	4,020		$65.31000	10/02/2013
	5,835	11,670		$100.56000	07/16/2014
	0	27,921		$57.75500	07/14/2015
						15,000	$664,200
						3,312	$146,655	67,726	$2,998,907

Travis, Tracey	65,000	0		$38.61000	04/01/2015
	9,375	0		$43.03500	06/15/2015
	4,120	2,060		$55.42500	06/08/2013
	968	1,936		$100.56000	07/16/2014
	2,835	5,670		$61.81000	12/28/2014
	0	4,635		$57.75500	07/14/2015
						2,150	$95,202	13,387	$592,776

Kosh, Mitchell	6,250	0		$43.03500	06/15/2015
	3,200	1,600		$55.42500	06/08/2013
	968	1,936		$100.56000	07/16/2014
	0	4,635		$57.75500	07/14/2015
						550	$24,354	11,712	$518,607

(1)	This column represents the number of shares of Class A Common Stock underlying exercisable options that have not been exercised at March 28, 2009.

(2)

This column represents the number of shares of Class A Common Stock underlying unexercisable options at March 28, 2009. Except for options held by Mr. Farah, these options vest in three equal annual installments and become exercisable one year after their respective grant dates. Mr. Farah’s options vest in equal installments on the second, third and fourth anniversary of the date of grant.

(3)

This column represents the number of shares of Class A Common Stock represented by unvested restricted shares of Class A Common Stock and unvested restricted stock units (RSUs). See “Executive Employment Agreements” and “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity-Based Incentives” for a description of the material terms of these restricted shares of Class A Common Stock and RSUs. Also includes fiscal 2008 Pro-Rata RPSUs. The performance goal for these fiscal 2008 Pro-Rata RPSUs have been achieved. The second tranche for these RPSUs vested on June 10, 2009, subject to continued service at that time for each eligible recipient thereof, and the third tranche of these RPSUs will vest after the end of the Company’s 2010 fiscal year, subject to continued service at that time with regard to each eligible recipient thereof.

(4)	Calculated using the NYSE closing price of $44.28 per share of Class A Common Stock on March 27, 2009, the last business day of the Company’s 2009 fiscal year.

(5)

This column represents the number of shares of Class A Common Stock represented by unearned RPSUs. See “Executive Employment Agreements” and “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity-Based Incentives—Restricted Performance Share Units” for a description of the material terms of these RPSUs.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the exercises of stock options and vesting of stock awards during fiscal 2009 on an aggregated basis for each of the named executive officers of the Company.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Lauren, Ralph(1)	187,600	$7,943,395	102,213	$6,570,308
Farah, Roger(2)	300,000	$7,279,685	274,234	$16,257,664
Nemerov, Jackwyn(3)	—	—	57,829	$3,816,097
Travis, Tracey(4)	—	—	10,375	$686,981
Kosh, Mitchell(5)	5,000	$166,408	9,445	$625,401

(1)

Under a Rule 10b5-1 Purchase Plan dated as of January 1, 2008, Mr. Lauren exercised an aggregate of 156,100 stock options, on each of April 1, 2008, May 1, 2008, May 28, 2008, June 2, 2008, July 1, 2008, July 2, 2008, August 1, 2008, August 5, 2008, August 6, 2008, September 2, 2008, October 1, 2008, November 4, 2008, November 5, 2008 and December 8, 2008. The exercise price for each of the stock options was $19.125 per share. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

In addition, Mr. Lauren also entered into another Rule 10b5-1 Purchase Plan dated as of December 1, 2008, in which he may exercise an aggregate of 292,000 stock options from January 1, 2009 to December 31, 2009. In fiscal 2009, Mr. Lauren exercised under this Purchase Plan 31,500 stock options on January 2, 2009. The exercise price of these stock options was $19.125 per share. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. This purchase plan was terminated on January 30, 2009. Mr. Lauren acquired 102,213 shares upon the lapse of RSUs, with a market price of $64.28 on June 23, 2008 and received a cash payment of $56.82 in lieu of fractional shares representing 0.88 shares of Class A Common Stock. Market price is based on the average of the high and low sale price on that day.

(2)

Mr. Farah exercised (a) an aggregate of 150,000 stock options on November 6, 2008, November 10, 2008 and December 4, 2008, with an exercise price of $18.22, (b) 100,000 stock options on December 4, 2008, with an exercise price of $23.79 and (c) 50,000 stock options on December 4, 2008, with an exercise price of $24.78 per share. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. He acquired (a) 189,305 shares upon the lapse of RPSUs, with a market price of $66.215 on June 10, 2008 and the table includes a cash payment of $59.40 in lieu of fractional shares representing 0.90 shares of Class A Common Stock and (b) 71 shares upon the lapse of RSUs, with a market price of $59.285 on April 11, 2008 and received a cash payment of $51.35 in lieu of fractional shares representing 0.87 shares of Class A Common Stock. Additionally, 84,858.82 RSUs vested on March 28, 2009 with a market price of $43.82 (however, the underlying shares of Class A Common Stock will not be delivered until Mr. Farah’s separation of service from the Company or if earlier, upon a change of control). Market price is based upon the average of the high and the low sale price on that day or if the day was not a trading day, the previous day.

(3)

Ms. Nemerov acquired 42,829 shares on June 10, 2008, with a market price of $66.215 and 15,000 shares on October 1, 2008, with a market price of $65.345. The market price is based upon the average of the high and the low sale price on that day.

(4)	Ms. Travis acquired 10,375 shares on June 10, 2008, with a market price of $66.215. This market price is based upon the average of the high and the low sale price on that day.

(5)

Mr. Kosh exercised 5,000 stock options on June 11, 2008, with an exercise price of $33.12. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Mr. Kosh acquired 9,445 shares on June 10, 2008, with a market price of $66.215. This market price is based upon the average of the high and the low sale price on that day.

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information with respect to the Company’s defined contribution and non-tax-qualified compensation deferral plans for each of the Company’s named executive officers. For a description of the material terms of the Company’s Supplemental Executive Retirement Plan (“SERP”), see “Compensation Discussion & Analysis—Components of Executive Compensation—Deferred Compensation”. For a description of the material terms of Mr. Roger Farah’s deferred compensation, see “Executive Employment Agreements”.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)		Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Lauren, Ralph	—	—		—	—	—
Farah, Roger	—	250,000		(755,917)	—	2,407,559
		3,718,513	(4)	—		3,718,513	(4)
Nemerov, Jackwyn	—	—		—	—	221,526
Travis, Tracey	—	—		—	—	—
Kosh, Mitchell	—	—		—	—	272,470

(1)

No contributions were made under the Company’s SERP during fiscal 2009. See “Compensation Discussion & Analysis—Components of Executive Compensation—Deferred Compensation” for additional information. Reflects annual contribution of $250,000 to Mr. Farah’s deferred compensation account pursuant to his employment agreement.

(2)

Does not include earnings in respect of fiscal 2009 for the SERP. As described below in footnote 3, Mr. Farah and Ms. Nemerov withdrew their entire SERP balances effective in early fiscal 2010. Interest was credited to their accounts through April 1, 2009 in amounts equal to $35,248 for Mr. Farah and $7,665 for Ms. Nemerov. Mr. Kosh elected to remain in the SERP. For Mr. Kosh, interest paid for fiscal 2009 under the SERP will be credited on September 1, 2009, with an effective date of April 1, 2009. Such earnings are based upon the then current mid-term Applicable Federal Rate for September 2009 published by the Internal Revenue Service and are not available at this time.

During fiscal 2009, Mr. Farah’s special deferred compensation account pursuant to his employment agreement was deemed to be invested in the following Vanguard mutual funds, which had the following rates of return as of March 31, 2009 as set forth below:

Name:	Average Annual 1 yr. Return as of March 31, 2009:
Vanguard Mid-Cap Index Fund Admiral Shares	-40.42%
Vanguard 500 Index Fund Admiral Shares	-38.03%
Vanguard International Growth Fund Investor Shares	-45.65%
Vanguard Mid-Cap Index Fund Investor Shares	-40.50%

(3)

As described in the “Compensation Discussion And Analysis—Components of Executive Compensation—Deferred Compensation” section, pursuant to an election made by them in calendar year 2008, Mr. Farah and Ms. Nemerov received in early fiscal 2010 a complete distribution of their SERP balances in the amounts of $1,053,963 and $229,191 respectively. Mr. Farah’s deferred compensation account was not affected by his election to withdraw from the SERP. The balance for Mr. Kosh, who remains in the SERP, does not reflect earnings for fiscal 2009 under the SERP which will not be determined until September 2009.

(4)

This represents the value of Mr. Farah’s 84,858.82 RSUs which vested on March 28, 2009, based on the market price reflecting the average of the high and low price on that date (however, the underlying shares of the Company’s Class A Common Stock will not be delivered until his separation of service from the Company or if earlier, upon a change of control (as defined in Mr. Farah’s employment agreement)).

Potential Payments Upon Termination or Change in Control

Ralph Lauren. Mr. Lauren’s potential payments upon termination or change in control as described in this section are based upon his employment agreement, as amended.

If Mr. Lauren resigned for good reason (as defined in his employment agreement and as described below), or if the Company terminated Mr. Lauren’s employment without cause (as defined in his employment agreement and as described below, including the Company electing not to renew the term of Mr. Lauren’s employment agreement), Mr. Lauren would have been entitled to receive a lump sum cash payment equal to the sum of: (i) three years’ base salary; (ii) any accrued and unpaid compensation for any prior fiscal year; and (iii) three times the average annual bonus paid to Mr. Lauren for the two fiscal years immediately preceding the year of his termination of employment. In addition, any unvested stock options would have continued to vest on schedule, provided that Mr. Lauren complied with certain noncompete and other restrictive covenants (as described below), and all of his unvested restricted stock units and unvested restricted performance share units would have vested and been payable in shares of Class A Common Stock no later than 30 days after the vesting date. In addition, any vested stock options held by Mr. Lauren, and any options that would continue to vest as described herein, would remain exercisable until the later of one year from the date of termination of his employment or thirty days from the date the options become vested and exercisable, but in no event later than the expiration date of the options, provided that Mr. Lauren complied with certain noncompete and other restrictive covenants (as described below). During the three-year severance period, the Company will be obligated to continue to provide Mr. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver.

In the event Mr. Lauren’s employment terminates due to his death or disability, Mr. Lauren or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated bonus for the fiscal year of termination, and with respect to Mr. Lauren’s unvested stock options and unvested restricted stock units, and unvested restricted performance share units, such awards shall vest immediately and, in the case of his unvested stock options, shall be exercisable until the earlier of three years from the date of termination or the expiration date of the option, and in the case of his unvested restricted stock units and unvested restricted performance share units, shall be payable in shares of Class A Common Stock no later than 30 days after the vesting date.

Under Mr. Lauren’s employment agreement, if Mr. Lauren terminates his employment for any reason, other than for good reason, death or disability, including his electing not to renew the term of the employment agreement, or if the Company terminates Mr. Lauren’s employment for cause, then Mr. Lauren will only receive his base salary through the date of termination. In addition, under Mr. Lauren’s employment agreement, if Mr. Lauren terminates his employment for any reason, other than for good reason, death or disability, including his electing not to renew the term of the employment agreement, any vested but unexercised stock options, unvested stock options, unvested restricted stock units, and unvested restricted performance share units held by Mr. Lauren pursuant to his employment agreement shall be forfeited.

Under Mr. Lauren’s employment agreement, the above described amounts payable to Mr. Lauren are subject to his compliance with the following restrictive covenants: (i) not to compete with the Company for two years following the termination of his employment; (ii) not to solicit any employee of the Company for three years following the termination of his employment; (iii) not to disparage the Company for three years following the termination of his employment; and (iv) not to disclose any confidential information of the Company.

Under Mr. Lauren’s employment agreement, cause is defined as (A) the willful and continued failure by him to substantially perform his duties after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes he has not substantially performed his duties; or (B) his conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting a felony; or (C) willful engaging by him in gross misconduct relating to his employment that is materially injurious to the Company or subjects the Company, monetarily or otherwise or which subjects, or if generally known, would subject the Company to public ridicule or embarrassment. Further, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, by Mr. Lauren not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the forgoing, Mr. Lauren shall not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for the Company’s intention to terminate him for cause, (y) an opportunity for him, together with his counsel, to be heard before the Company’s Board of Directors, and (z) delivery to him of a specific termination notice from the Board of Directors that states that in the good faith opinion of the Board of Directors Mr. Lauren was guilty of the conduct set forth above in clauses (A), (B) or (C) above, and specifying the particulars thereof in detail. In addition, in the event that the Board of Directors has so determined in good faith that cause exists, the Board of Directors shall have no obligation to terminate Mr. Lauren’s employment if the Board of Directors determines in its sole discretion that such a decision not to terminate his employment is in the best interest of the Company.

Under Mr. Lauren’s employment agreement, good reason is defined to mean (A) a material diminution in Mr. Lauren’s duties or the assignment to him of a title or duties inconsistent with his position as Chairman of the Board of Directors and Chief Executive Officer of the Company, (B) a material reduction in his salary, or (C) a failure of the Company to comply with any material provision of his employment agreement; provided that the events described in clauses (A), (B) and (C) above will not constitute good reason unless such diminution, reduction or failure (as applicable) has not been cured within thirty (30) days after notice of such noncompliance has been given by Mr. Lauren to the Company. In addition, under Mr. Lauren’s employment agreement, termination of employment for good reason must be within one year following the occurrence of the basis for such good reason to terminate, and Mr. Lauren must notify the Company of the existence of such good reason within 90 days of its occurrence.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Roger N. Farah. Under Mr. Farah’s employment agreement, as amended, if Mr. Farah resigns for good reason (as defined in his employment agreement and as described below) or if the Company terminates his employment for any reason other than an election on the part of the Company not to extend the term of his employment agreement, Mr. Farah’s death or disability or for cause (as defined in his employment agreement and as described below), Mr. Farah will be entitled to receive a pro rata portion, based on the number of days he worked in the fiscal year prior to the date of the termination of his employment, of his target annual incentive bonus for the fiscal year during which such termination occurred plus an amount, generally payable over Mr. Farah’s severance period, equal to the sum of: (i) the applicable severance multiplier times his annual base salary and (ii) the applicable severance multiplier times his target annual incentive bonus. Mr. Farah’s severance multiplier is the greater of (i) the number of years (including fractions thereof), up to three, remaining in the term of his employment agreement and (ii) two. Mr. Farah’s severance period is equal to the total number of months that is the result of multiplying twelve (12) times Mr. Farah’s severance multiplier. In addition, with respect to Mr. Farah’s restricted stock units, all of the outstanding awards that are not performance-based will immediately vest and a pro rata portion of the then outstanding performance-based awards will immediately vest, based upon the elapsed portion of the performance period and payment for such vested awards shall be made within 45 days from the date of termination. In addition, Mr. Farah will be entitled to continued participation in the Company’s health benefit plans and continued payment of his automobile allowance until the earlier of the end of the severance period or until he secures new employment.

If either the Company or Mr. Farah elects not to extend the term of his employment agreement, Mr. Farah will be entitled to receive his salary through the date of termination plus the annual incentive bonus he would have been entitled to receive had he been employed by the Company through the end of the fiscal year during which his employment ended, prorated to the date of termination, payable in a lump sum in cash within forty-five (45) days following the termination of Mr. Farah’s employment. If the Company elects not to extend the term,

Mr. Farah will also be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary and (ii) his target annual incentive bonus. If the Company terminates Mr. Farah for cause or Mr. Farah resigns other than for good reason, he is entitled to receive only his base salary through the date of termination. In the event of Mr. Farah’s termination due to his death or disability, Mr. Farah or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated target incentive bonus for the fiscal year of termination, and, with respect to Mr. Farah’s restricted shares units, all of the outstanding awards that are not performance-based will immediately vest and a pro rata portion of the then outstanding performance-based awards will immediately vest, based upon the elapsed portion of the performance period.

If the Company and Mr. Farah both determine that part or all of the payments under his employment agreement constitute “parachute payments” under Section 280G(b)(2) of the Code, then, if the aggregate present value of such parachute payments and all other parachute payments paid to Mr. Farah under any other plan, arrangement or agreement with the Company exceeds 2.99 times Mr. Farah’s “base amount”, as defined in Section 280G(b)(3) of the Code, the payments to Mr. Farah constituting “parachute payments” will be reduced to the extent necessary so that the parachute payments equal 2.99 times Mr. Farah’s “base amount”. However, such amounts will not be so reduced if Mr. Farah determines that without such reduction he would be entitled to receive and retain, on a net after tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

If a change of control (defined in Mr. Farah’s employment agreement to include a change in the ownership, effective control or a change in the ownership of a substantial portion of the assets, in each case, within the meaning of Section 409A of the Code and the regulations issued thereunder) of the Company occurs prior to any termination of Mr. Farah’s employment due to his resignation for good reason or due to any reason other than an election on the part of the Company not to extend the term of his employment agreement, Mr. Farah’s death or disability or for cause, then Mr. Farah shall receive the cash severance payments described above in the first paragraph of this section, in two equal lump sum installments, the first payable within forty-five (45) days after the date of termination and the second on the first anniversary of the date of termination, and all outstanding restricted stock units previously awarded to him, whether pursuant to his employment agreement or otherwise, will immediately vest and, in the case of outstanding stock options, remain exercisable for a period of at least one year (or upon the expiration of the original option term if earlier).

Under Mr. Farah’s employment agreement, the above described amounts and stock awards to be provided to Mr. Farah are subject to his compliance with the following restrictive covenants: (i) not to compete with the Company for twelve months following the termination of his employment; (ii) not to solicit any employee of the Company for two years following the termination of his employment; (iii) not to disparage the Company for two years following the termination of his employment; and (iv) not to disclose any confidential information of the Company.

In addition, if Mr. Farah’s employment is terminated for any reason more than 45 days prior to January 1, 2012, the then-current value of his deferred compensation account will be payable in a cash lump sum payment to Mr. Farah (or his estate) on the 45th day following the termination of his employment.

Under Mr. Farah’s employment agreement, cause is defined as (A) the willful and continued failure by Mr. Farah to substantially perform his duties after demand for substantial performance is delivered to him by the Company that specifically identifies the manner in which the Company believes he has not substantially performed his duties; (B) Mr. Farah’s conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony; or (C) the willful engaging by Mr. Farah in gross misconduct relating to his employment that is materially injurious to the Company, monetarily or otherwise or which subjects, or if generally known would subject, the Company to public ridicule. Further, no act, or failure to act, on Mr. Farah’s part will be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Mr. Farah’s employment may be terminated for cause only by act of the Company’s Board of Directors and Mr. Farah’s employment will not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for the Company’s intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for Mr. Farah, together with his counsel, to be heard by the Board of Directors.

Under Mr. Farah’s employment agreement, good reason is defined as (A) a material diminution in or adverse alteration to his title or duties, (B) a reduction in his salary or annual incentive bonus opportunity or deferred compensation or the Company’s electing to eliminate its bonus plan without substituting a plan which provides for a reasonably comparable annual incentive bonus opportunity or Mr. Farah ceasing to be entitled to the payment of an annual incentive bonus as a result of the failure of the Company’s shareholders to approve a plan or arrangement evidencing such annual incentive bonus in a manner that complies with the requirements of section 162(m) of the Code, (C) the relocation of Mr. Farah’s principal office outside of the area which comprises a fifty (50) mile radius from New York City, (D) a failure of the Company to comply with any material provision of Mr. Farah’s employment agreement or (E) the Company requires Mr. Farah to report to anyone other than Ralph Lauren and/or the Board of Directors; provided that the events described in clauses (A), (B), (C), (D) and (E) above shall not constitute good reason (1) until Mr. Farah provides notice to the Company of the existence of such diminution, change, reduction, relocation, failure or requirement within ninety (90) days of its occurrence and (2) unless such diminution, change, reduction, failure or requirement (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Mr. Farah to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Jackwyn L. Nemerov. Under Ms. Nemerov’s employment agreement, if the Company terminates Ms. Nemerov’s employment for any reason other than death, disability or cause (as defined in her employment agreement and as described below), or Ms. Nemerov terminates her employment for good reason (as defined in her employment agreement and as described below), Ms. Nemerov shall be entitled to receive, in accordance with the Company’s normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the remaining term of her employment agreement or one year, plus a lump sum amount at the end of the severance period equal to the bonus paid to Ms. Nemerov for the fiscal year immediately preceding the fiscal year in which her termination of employment occurs. In addition, Ms. Nemerov will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination.

If Ms. Nemerov voluntarily terminates her employment without good reason, or if the Company terminates her employment for cause, Ms. Nemerov will be entitled to receive only her base salary through the date of termination. In the event Ms. Nemerov’s employment terminates due to her death or disability, Ms. Nemerov or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. In the event Ms. Nemerov’s employment terminates due to her death or disability, or she terminates her employment due to retirement, Ms. Nemerov will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested restricted performance share units held by her, which shall vest at the end of the three-year performance period from the date of the grant, subject to the Company’s achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If the Company terminates her employment without cause within 12 months following a change of control of the Company (as defined in her employment agreement), then, in lieu of the foregoing amounts, Ms. Nemerov shall be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her annual base salary and the bonus she was paid for the fiscal year immediately prior to her termination. In addition, any unvested options, unvested restricted shares and unvested restricted performance share units held by Ms. Nemerov will immediately vest, and all of her vested options will remain exercisable for six months. If Ms. Nemerov becomes entitled to one or more payments, whether pursuant to the terms of her employment agreement or any other plan or agreement with the Company or any affiliated company, which are or become subject to the excise tax imposed by Section 4999 of the Code, Ms. Nemerov is entitled to a gross-up payment as may be necessary to place Ms. Nemerov in the same after-tax position as if no portion of the payments paid to her had been subject to such tax.

Under Ms. Nemerov’s employment agreement, the above described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) in the event her employment is terminated by the Company due to disability, for cause or the termination by her of her employment without good reason, not to compete with the Company for one year following the termination of her employment; (ii) not to solicit any employee of the Company for two years following the termination of her employment; (iii) not to disparage the Company following the termination of her employment; and (iv) not to disclose any confidential information of the Company.

Under Ms. Nemerov’s employment agreement, cause is defined as: (A) the willful and continued failure by Ms. Nemerov to substantially perform the duties of her employment agreement after demand for substantial performance is delivered to her by the Company that specifically identifies the manner in which the Company believes that she has not substantially performed her duties, (B) her conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony or (3) the willful engaging by her in gross misconduct relating to her employment that is materially injurious to the Company, monetarily or otherwise or which subjects, or if generally known would subject, the Company to public ridicule. Further, no act, or failure to act, on Ms. Nemerov’s part shall be considered “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, Ms. Nemerov’s employment may be terminated for cause only by act of the Company’s Board of Directors and, in any event, her employment shall not be deemed to have been terminated for cause without (x) reasonable written notice to Ms. Nemerov setting forth the reasons for the Company’s intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for Ms. Nemerov, together with her counsel, to be heard by the Board of Directors of the Company.

Under Ms. Nemerov’s employment agreement, good reason is defined as a termination of employment by Ms. Nemerov within one (1) year following the occurrence of: (A) a material diminution in or adverse alteration to Ms. Nemerov’s title, base salary, benefits, position, status, or duties, (B) the relocation of her principal office outside the area which comprises a fifty (50) mile radius from New York City, (C) a failure of the Company to comply with any material provision of her employment agreement or (D) the Company requires her to report to anyone other than Ralph Lauren or Roger Farah, provided that the events described in clauses (A), (B), and (C) above shall not constitute good reason (1) until Ms. Nemerov provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within ninety (90) days of its occurrence and (2) unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Ms. Nemerov to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Tracey T. Travis. Under Ms. Travis’ employment agreement, as amended, if the Company terminates Ms. Travis’ employment for any reason other than death, disability or cause (as defined in her employment agreement and as described below), or Ms. Travis voluntarily terminates her employment for good reason (as defined in her employment agreement and as described below), Ms. Travis will be entitled to continue to receive, in accordance with the Company’s normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the remaining term of her employment agreement or one year, plus an amount, payable at the end of the severance period, equal to the bonus that Ms. Travis received for the fiscal year immediately preceding the fiscal year in which her employment terminates. In addition, Ms. Travis will be entitled to continue her participation during the severance period in any group medical or dental plans in which she participated prior to termination.

If Ms. Travis voluntarily terminates her employment without good reason, or if the Company terminates her employment for cause, Ms. Travis will be entitled to receive only her base salary through the date of termination. In the event Ms. Travis’s employment terminates due to her death or disability, Ms. Travis or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. In the event Ms. Travis’ employment terminates due to her death or disability, or she terminates her employment due to retirement, Ms. Travis will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested restricted performance share units held by her, which shall vest at the end of the three-year performance period from the date of the grant, subject to the Company’s achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If the Company terminates her employment without cause within 12 months following a change in control of the Company (as defined in her employment agreement), then in lieu of the foregoing amounts, Ms. Travis will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to twice the sum of her annual base salary and the bonus she received for the fiscal year immediately preceding the fiscal year in which her employment terminates. In addition, any unvested options and unvested restricted performance share units held by Ms. Travis will immediately vest, and all vested options held by Ms. Travis will remain exercisable for six months. If Ms. Travis becomes entitled to one or more payments, whether pursuant to the terms of her employment agreement or any other plan or agreement with the Company or any affiliated company, which are or become subject to the excise tax imposed by Section 4999 of the Code, Ms. Travis is entitled to a gross-up payment as may be necessary to place Ms. Travis in the same after-tax position as if no portion of the payments paid to her had been subject to such tax.

Under Ms. Travis’ employment agreement, the above described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) in the event her employment is terminated by the Company due to disability, for cause or the termination by her of her employment without good reason, not to compete with the Company for the remainder of her scheduled employment term; (ii) not to solicit any employee of the Company for the remainder of her scheduled employment term; (iii) not to disparage the Company following the termination of her employment; and (iv) not to disclose any confidential information of the Company.

Under Ms. Travis’ employment agreement, cause is defined as: (i) deliberate or intentional failure by Ms. Travis to substantially perform the material duties of her employment agreement (other than due to disability); or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Ms. Travis; or (iii) intentional wrongful damage to material assets of the Company; or (iv) her intentional wrongful disclosure of the Company’s confidential information; or (v) her intentional wrongful engagement in any competitive activity which would constitute a breach of her employment agreement and/or of her duty of loyalty; or (vi) her intentional breach of any material employment policy of the Company; or (vii) performance by Ms. Travis of her employment duties in a manner deemed by the Company, in its sole discretion, to be grossly negligent; or (viii) the commission of any act by her, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, or employees. Further, no act, or failure to act, on the part of Ms. Travis shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in, or not opposed to, the best interest of the Company. The definition of cause in Ms. Travis’ employment agreement explicitly excludes failure to meet performance standards or objectives of the Company.

Under Ms. Travis’ employment agreement, good reason is defined as a termination of employment by Ms. Travis within sixty (60) days following the occurrence of (A) a material diminution in or adverse alteration to Ms. Travis’ title, base salary, position or duties, including no longer reporting to Ralph Lauren, Chief Executive Officer, or Roger Farah, Chief Operating Officer, (B) the relocation of her principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) a failure of the Company to comply with any material provision of her employment agreement provided that the events described in clauses (A), (B), and (C) shall not constitute good reason (1) until Ms. Travis provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Ms. Travis to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Mitchell A. Kosh. Under Mr. Kosh’s employment agreement, as amended, if the Company terminates his employment for any reason other than death, disability or cause (as defined in his employment agreement and as described below), or Mr. Kosh voluntarily terminates his employment for good reason (as defined in his employment agreement and as described below), Mr. Kosh will be entitled to continue to receive, in accordance with the Company’s normal payroll practices, an amount equal to his base salary for a severance period equal to the longer of the remaining term of his employment agreement or one year, plus an amount, payable at the end of the severance period, equal to the bonus that Mr. Kosh received for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, Mr. Kosh will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

If Mr. Kosh voluntarily terminates his employment without good reason, or if the Company terminates his employment for cause, Mr. Kosh will be entitled to receive only his base salary through the date of termination. In the event of Mr. Kosh’s termination due to his death or disability, Mr. Kosh or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability. In the event Mr. Kosh’s employment terminates due to his death or disability, or he terminates his employment due to retirement, Mr. Kosh will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested restricted performance share units held by him, which shall vest at the end of the three-year performance period from the date of the grant, subject to the Company’s achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If the Company terminates Mr. Kosh’s employment without cause within 12 months following a change of control of the Company (as defined in his employment agreement), Mr. Kosh will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to twice the sum of his annual base salary and the bonus paid to him for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, any unvested options and unvested restricted performance share units held by Mr. Kosh will immediately vest, and all options held by him will remain exercisable for six months. If Mr. Kosh becomes entitled to one or more payments, whether pursuant to the terms of his employment agreement or any other plan or agreement with the Company or any affiliated company, which are or become subject to the excise tax imposed by Section 4999 of the Code, Mr. Kosh is entitled to a gross-up payment as may be necessary to place Mr. Kosh in the same after-tax position as if no portion of the payments paid to him had been subject to such tax.

Under Mr. Kosh’s employment agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) in the event his employment is terminated by the Company due to disability, for cause or the termination by him of his employment without good reason, not to compete with the Company for the remainder of his scheduled employment term; (ii) not to solicit any employee of the Company for the remainder of his scheduled employment term; (iii) not to disparage the Company following the termination of his employment; and (iv) not to disclose any confidential information of the Company.

Under Mr. Kosh’s employment agreement, cause is defined as: (i) failure by Mr. Kosh to perform the duties of his employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by him to perform his duties has not been cured to the satisfaction of the Company, in its sole discretion, within fifteen (15) days after notice of such failure has been given by the Company to Mr. Kosh; or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Mr. Kosh; or (iii) any action by him causing damage to or misappropriation of Company assets; or (iv) his wrongful disclosure of the Company’s confidential information; or (v) his engagement in any competitive activity which would constitute a breach of his employment agreement and/or of his duty of loyalty; or (vi) his breach of any employment policy of the Company; or (vii) performance by him of his employment duties in a manner deemed by the Company, in its sole discretion, to be grossly negligent; or (viii) the commission of any act by him, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, licensees or employees.

Under Mr. Kosh’s employment agreement, good reason is defined as a termination of employment by Mr. Kosh within sixty (60) days following the occurrence of: (A) a material diminution in or adverse alteration to his title, base salary, position or duties, including no longer reporting to Ralph Lauren, Chief Executive Officer, or Roger Farah, Chief Operating Officer, (B) the relocation of his principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) a failure of the Company to comply with any material provision of his employment agreement provided that the events described in clauses (A), (B), and (C) above shall not constitute good reason (1) until Mr. Kosh provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Mr. Kosh to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

The following tables summarize the amounts payable to the Company’s named executive officers upon termination of their employment under certain circumstances or in the event of a change in control, assuming that:

•	the named executive officer’s employment terminated or, in the event of a change in control, such change of control occurred on March 28, 2009;

•	the named executive officer’s salary continues as it existed on March 28, 2009;

•	the named executive officer’s employment agreement and term as of March 28, 2009 applies; and

•	the stock price for the Company’s Class A Common Stock is $44.28 per share (the NYSE closing price of the Company’s Class A Common Stock on March 27, 2009, the last business day of fiscal 2009).

The tables do not include non-qualified deferred compensation, if any, that would be paid to the named executive officers, which is set forth in the “Non-Qualified Deferred Compensation” table. In addition, the tables do not include the value of vested but unexercised stock options as of March 28, 2009.

Chief Executive Officer—Ralph Lauren

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason(1)		By the Company Without Cause/by the Executive for Good Reason/by the Company’s Election not to Renew his Agreement		Death or Disability		Retirement(2)	Change in Control with Termination		Change in Control Without Termination
Compensation:
Cash Severance—Base Salary	$0		$3,750,000		$0		N/A	N/A	(3)	$0
Cash Severance—Bonus	$0		$42,750,000		$13,886,364	(4)	N/A	N/A	(3)	$0
Stock Options	$0	(5)	$0	(6)	$0	(7)	N/A	$0	(7)	$0	(7)
Restricted Stock Units	$0		$21,241,852	(8)	$21,241,852	(8)	N/A	$21,241,852	(8)	$21,241,852	(8)
Benefits and Perquisites:
Health and Welfare Benefits	$0		$245,139	(9)	$0		N/A	N/A		N/A
Office Facilities/Support	$0		$650,520	(10)	$0		N/A	N/A		N/A
Automobile and Driver	$0		$536,529	(10)	$0		N/A	N/A		N/A

Total	$0		$69,174,040		$35,128,216		N/A	$21,241,852		$21,241,852

(1)

On June 12, 2007, the Company renewed Mr. Lauren’s employment agreement for an additional five-year period commencing on March 30, 2008. See “Executive Employment Agreements—Ralph Lauren.” Mr. Lauren’s employment agreement was amended as of June 29, 2009.

(2)	Mr. Lauren’s employment agreement does not address retirement.

(3)

No special change in control severance payment is payable to Mr. Lauren. If Mr. Lauren were to be terminated by the Company without cause or if he terminates his employment for good reason following a change in control, Mr. Lauren would be entitled to the amounts reflected under the above column “By the Company without Cause/By the Executive for Good Reason.”

(4)

Mr. Lauren is entitled to a pro-rata portion of his bonus based upon time served during the termination year. The amount in this column reflects the actual bonus amount that Mr. Lauren received for fiscal 2009.

(5)	If Mr. Lauren were terminated by the Company for cause or if he terminates his employment without good reason, he would forfeit any outstanding vested, but not yet exercised, stock options.

(6)

Represents in-the-money value of unvested stock options held by Mr. Lauren at termination that will continue to vest on their scheduled vesting dates. As of March 28, 2009, the exercise price of all outstanding unvested stock options held by Mr. Lauren exceeded the fair market value ($44.28 per share) of the Company’s Class A Common Stock. In addition, any vested options and any options that continue to vest following such termination will remain exercisable until the later of (a) one year from the date of Mr. Lauren’s termination of employment or (b) 30 days from the date such options vest.

(7)

Represents the in-the-money value of unvested stock options whose vesting accelerates on termination. As of March 28, 2009, the exercise price of all outstanding unvested stock options held by Mr. Lauren exceeded the fair market value ($44.28 per share) of the Company’s Class A Common Stock.

(8)	This amount includes the value of associated dividend equivalent units whose vesting accelerates upon termination.

(9)

The amounts presented are estimates based on historical costs plus an assumed percentage increase to cover the cost over the severance period. Actual amounts will be known only at the time that the executive becomes eligible for benefits.

(10)	The amounts presented are estimates only based on annual historical costs associated with providing such perquisites to Mr. Lauren.

President and Chief Operating Officer—Roger N. Farah

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason	By the Company Without Cause/by the Executive for Good Reason		Death or Disability		Retirement(1)	Change in Control with Termination(2)		Change in Control Without Termination		By the Company’s Election Not to Extend the Agreement Term
Compensation:
Cash Severance—Base Salary	$0	$1,800,000	(3)	$0		N/A	$1,800,000		$0		$900,000
Cash Severance—Bonus	$0	$5,400,000	(4)	$1,800,000	(5)	N/A	$5,400,000		$0		$3,997,800	(6)
Stock Options	$0	$0		$0		N/A	$0		$0		$0
Restricted Stock/Units	$0	$17,699,774	(7)	$17,699,774	(7)	N/A	$20,482,553	(8)	$20,482,553	(8)	$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$47,917		$0		N/A	$47,917		$0		$0
Automobile Allowance	$0	$36,000		$0		N/A	$36,000		$0		$0
Deferred Compensation	$0	$0		$0		N/A	$0		$0		$0

Total	$0	$24,983,691		$19,499,774		N/A	$27,766,470		$20,482,553		$4,897,800

(1)	Mr. Farah’s employment agreement does not address retirement.

(2)

In the event that a change in control occurs which results in Mr. Farah’s termination and entitles him to severance payments exceeding 2.99 times his “base amount” (as such term is defined in the Code), then the total payments due to Mr. Farah would be reduced to such amount as equals 2.99 times his “base amount”, unless the after-tax value of the payments otherwise due to Mr. Farah will exceed such reduced amount.

(3)	Under Mr. Farah’s employment agreement, the Company would continue to pay his base salary for the longer of (a) the balance of the term of his employment agreement (12 months) or (b) two years.

(4)	Mr. Farah is entitled to receive a bonus equal to a pro-rata portion of his target annual incentive bonus for the fiscal year plus two times his target annual incentive bonus.

(5)	Mr. Farah is entitled to a pro-rata target bonus based upon time served during the termination year.

(6)

Represents the sum of his annual incentive bonus he would have been entitled to receive if he remained employed through the end of the fiscal year plus his target annual incentive bonus. Additionally, if Mr. Farah does not extend his contract, he would only be entitled to receive a pro-rated portion of his incentive bonus, if any, had he remained employed through the end of such fiscal year.

(7)

Represents the value of outstanding time-based RSUs and a pro-rata portion based on the percentage of time that has elapsed during the applicable performance period of performance-based RSUs, including the associated dividend equivalent units, whose vesting is accelerated upon termination.

(8)	Represents the value of outstanding time-based RSUs and performance-based RSUs, including the associated dividend equivalent units, whose vesting is accelerated upon a change in control.

Executive Vice President—Jackwyn L. Nemerov

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason	By the Company Without Cause/by the Executive for Good Reason		Death or Disability		Retirement(1)		Change in Control with Termination		Change in Control Without Termination
Compensation:
Cash Severance—Base Salary	$0	$900,000	(2)	$0		$0		$1,800,000	(3)	$0
Cash Severance—Bonus	$0	$999,900	(4)	$0		$0		$1,999,800	(5)	$0
Stock Options	$0	$0		$0	(6)	$0		$0	(7)	$0	(7)
Restricted Stock/RPSUs	$0	$0		$1,882,794	(8)	$1,497,550	(8)	$3,762,826	(9)	$3,762,826	(9)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$0		$765,074		$630,791		$0		$0
Benefits and Perquisites:
401(k) matching contribution	$0	$0		$0		$0		$0		$0
Health and Welfare Benefits	$0	$16,108		$0		$0		$0		$0
SERP	$0	$0		$0		$0		$0		$0
Excise Tax Gross-Up	$0	$0		$0		$0		$0	(10)	$0	(10)

Total	$0	$1,916,008		$2,647,868		$2,128,341		$7,562,626		$3,762,826

(1)

For RPSU awards made before fiscal 2009, retirement is calculated commencing at age 55. For RPSU awards made beginning in fiscal 2009, retirement is calculated commencing at age 55 with 7 years of service.

(2)	Under Ms. Nemerov’s employment agreement, the Company would continue to pay her base salary for the longer of (a) the balance of the term of her employment agreement (5.25 months) or (b) one year.

(3)	This lump sum amount is equal to two times Ms. Nemerov’s base salary.

(4)	Ms. Nemerov would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(6)

Represents the in-the-money value of unvested stock options that continue to vest. As of March 28, 2009, the exercise price of all outstanding unvested stock options held by Ms. Nemerov exceeded the fair market value ($44.28 per share) of the Company’s Class A Common Stock. The actual value would depend upon the stock price on the date of exercise.

(7)

Represents the in-the-money value of unvested stock options that become vested and Ms. Nemerov would have up to 6 months to exercise. As of March 28, 2009, the exercise price of all outstanding unvested stock options held by Ms. Nemerov exceeded the fair market value ($44.28 per share) of the Company’s Class A Common Stock.

(8)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price on the last business day of fiscal 2009 of $44.28 per share was used. The actual value would not be known until the vesting date.

(9)	Upon a change in control, the restricted stock and RPSUs will vest.

(10)

Projected payments fall below the threshold which would trigger an excise tax. Therefore, no gross-up payment is necessary to place Ms. Nemerov in the same after tax position had the excise tax been imposed.

Senior Vice President and Chief Financial Officer—Tracey T. Travis

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason	By the Company Without Cause/by the Executive for Good Reason		Death or Disability		Retirement(1)	Change in Control with Termination		Change in Control Without Termination
Compensation:
Cash Severance—Base Salary	$0	$725,000	(2)	$0		N/A	$1,450,000	(3)	$0
Cash Severance—Bonus	$0	$381,754	(4)	$0		N/A	$763,508	(5)	$0
Stock Options	$0	$0		$0	(6)	N/A	$0	(7)	$0	(7)
RPSUs	$0	$0		$411,153	(8)	N/A	$648,348	(9)	$648,348	(9)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$0		$158,817		N/A	$0		$0
Benefits and Perquisites:
401(k) matching contribution	$0	$0		$2,664	(10)	N/A	$0		$0
Health and Welfare Benefits	$0	$13,879		$0		N/A	$0		$0
Excise Tax Gross-Up	$0	$0		$0		N/A	$0	(11)	$0	(11)

Total	$0	$1,120,633		$572,634		N/A	$2,861,856		$648,348

(1)

For RPSU awards made before fiscal 2009, retirement is calculated commencing at age 55. For RPSU awards made beginning in fiscal 2009, retirement is calculated commencing at age 55 with 7 years of service. Ms. Travis is not currently eligible for retirement.

(2)	Under Ms. Travis’s employment agreement, the Company would continue to pay her base salary for the longer of (a) the balance of the term of her employment agreement (12 months) or (b) one year.

(3)	This lump sum amount is equal to two times Ms. Travis’s base salary.

(4)	Ms. Travis would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(6)

Represents the in-the-money value of unvested stock options that continue to vest. As of March 28, 2009, the exercise price of all outstanding unvested stock options held by Ms. Travis exceeded the fair market value ($44.28 per share) of the Company’s Class A Common Stock. The actual value would depend upon the stock price on the date of exercise.

(7)

Represents the in-the-money value of unvested stock options that become vested and Ms. Travis would have up to 6 months to exercise. As of March 28, 2009, the exercise price of all outstanding unvested stock options held by Ms. Travis exceeded the fair market value ($44.28 per share) of the Company’s Class A Common Stock.

(8)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price on the last business day of fiscal 2009 of $44.28 per share was used. The actual value would not be known until the vesting date.

(9)	Upon a change in control, the RPSUs will vest.

(10)	Represents the value of the unvested portion of Ms. Travis’s 401(k) matching contribution that vests upon termination.

(11)

Projected payments fall below the threshold which would trigger an excise tax pursuant to Section 4999 of the Code. Therefore, no gross-up payment is necessary to place Ms. Travis in the same after tax position had the excise tax been imposed.

Senior Vice President—Human Resources & Legal—Mitchell A. Kosh

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason	By the Company Without Cause/by the Executive for Good Reason		Death or Disability		Retirement(1)		Change in Control with Termination		Change in Control Without Termination
Compensation:
Cash Severance—Base Salary	$0	$677,083	(2)	$0		$0		$1,250,000	(3)	$0
Cash Severance—Bonus	$0	$347,188	(4)	$0		$0		$694,376	(5)	$0
Stock Options	$0	$0		$0	(6)	$0		$0	(7)	$0	(7)
RPSUs	$0	$0		$324,364	(8)	$324,364	(8)	$526,135	(9)	$526,135	(9)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$0		$136,013		$136,013		$0		$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$13,739		$0		$0		$0		$0
SERP	$0	$0		$0		$0		$0		$0
Excise Tax Gross-Up	$0	$0		$0		$0		$0	(10)	$0	(10)

Total	$0	$1,038,010		$460,377		$460,377		$2,470,511		$526,135

(1)

For RPSU awards made before fiscal 2009, retirement is calculated commencing at age 55. For RPSU awards made beginning in fiscal 2009, retirement is calculated commencing at age 55 with 7 years of service.

(2)	Under Mr. Kosh’s employment agreement, the Company would continue to pay his base salary for the longer of (a) the balance of the term of his employment agreement (13 months) or (b) one year.

(3)	This lump sum amount is equal to two times Mr. Kosh’s base salary.

(4)	Mr. Kosh would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to fiscal year of termination.

(6)

Represents the in-the-money value of unvested stock options that continue to vest. As of March 28, 2009, the exercise price of all outstanding unvested stock options held by Mr. Kosh exceeded the fair market value ($44.28 per share) of the Company’s Class A Common Stock. The actual value would depend upon the stock price on the date of exercise.

(7)

Represents the in-the-money value of unvested stock options that become vested and Mr. Kosh would have up to 6 months to exercise. As of March 28, 2009, the exercise price of all outstanding unvested stock options held by Mr. Kosh exceeded the fair market value ($44.28 per share) of the Company’s Class A Common Stock.

(8)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price of $44.28 per share of the Company’s Class A Common Stock on the last business day of fiscal 2009 was used. The actual value would not be known until the vesting date.

(9)	Upon a change of control, the RPSUs will vest.

(10)

Projected payments fall below the threshold which would trigger an excise tax pursuant to Section 4999 of the Code. Therefore, no gross-up payment is necessary to place Mr. Kosh in the same after tax position had the excise tax been imposed.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Registration Rights Agreements

Certain of the Lauren Family Members (as defined below) and the Company are parties to a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of the Company’s Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand to register their shares once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by the Company, subject to certain limitations.

The Company is required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. The Company must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

As used in this proxy statement, the term “Lauren Family Members” includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. Lauren, Mr. Lauren’s spouse, Lauren Descendants, Mr. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

Other Agreements, Transactions and Relationships

In connection with the reorganization that preceded the Company’s initial public offering in June 1997, the Company and its stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to the Company’s predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

The Company has entered into indemnification agreements with each of its directors and certain executives. The indemnification agreements require, among other things, that the Company indemnify its directors and executives against certain liabilities and associated expenses arising from their service as directors and executives of the Company and reimburse certain related legal and other expenses. In the event of a change of control (as defined therein), the Company will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

Under the Company’s Code of Business Conduct and Ethics, all employees and officers of the Company are required to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to their manager and the Company’s legal department. In addition, employees who intend to seek additional employment of any kind while remaining a Company employee are required to notify their managers of their interest and obtain approval from them before accepting such other employment. Directors of the Company are required to disclose any actual or potential conflicts of interest to the Chairman of the Board of Directors and the Company’s General Counsel. All directors are required to recuse themselves from any Board of Directors discussion or decision affecting their personal, business or professional interests.

From time to time, both Mr. Lauren (who is required, under his employment agreement, to use a private aircraft for security purposes for any travel) and other executives use Mr. Lauren’s personal aircraft on Company business. The Company reimburses Mr. Lauren for such use at market rates for the private aircraft. The Company reimbursed Mr. Lauren approximately $43,234 for the use of his aircraft by executives of the Company in fiscal 2009.

In connection with the adoption of the “RRL” trademarks by the Company, pursuant to an agreement with the Company, Mr. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a Company wholly-owned by Mr. Lauren.

Jerome Lauren, the Company’s Executive Vice President of Menswear Design, is the brother of Ralph Lauren, the Company’s Chairman and Chief Executive Officer, and David Lauren, the Company’s Senior Vice President of Advertising, Marketing and Corporate Communications, is Ralph Lauren’s son. In fiscal 2009, Jerome Lauren received an aggregate of $2,125,000 in base salary and bonus payments from the Company. He also received during such fiscal year equity awards with a grant date fair value of $396,543 computed under SFAS 123R. Pursuant to an election made in calendar year 2008 and available to all SERP participants, Jerome Lauren also elected during calendar year 2008 to withdraw his entire SERP balance and received payment of $2,939,823 as a complete distribution under the SERP in early fiscal 2010. In fiscal 2009, David Lauren received an aggregate of $698,108 in base salary and bonus payments from the Company. He also received during such fiscal year equity awards with a grant date fair value of $396,543 computed under SFAS 123R. David Lauren also elected during calendar year 2008 to withdraw his entire SERP balance and received a payment of $171,020 as a complete distribution under the SERP in early fiscal 2010.

(PROPOSAL 2)

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending April 3, 2010. A resolution will be presented at the meeting to ratify their appointment.

All services provided by Ernst & Young, the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2009, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence.

Change in Accountants

On March 7, 2008, the Audit Committee notified Deloitte & Touche that it had determined to dismiss them as the Company’s independent registered public accounting firm, effective as of the date of the completion of the audit services conducted by Deloitte & Touche for the fiscal year ending March 29, 2008. The dismissal of Deloitte & Touche became effective on May 28, 2008. During the Company’s two fiscal years ended March 29, 2008 and March 31, 2007, and through May 28, 2008, the date of Deloitte & Touche’s audit report in respect of the Company’s financial statements for the fiscal year ended March 29, 2008, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte & Touche’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act (“Regulation S-K”).

Deloitte & Touche’s audit report dated May 28, 2008 (which was included in the Company’s Annual Report on Form 10-K filed on May 28, 2008) on the Company’s consolidated financial statements as of and for the two fiscal years ended March 29, 2008 and March 31, 2007, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except that the audit report included an explanatory paragraph related to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, effective April 1, 2007, the Company’s elected application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” effective April 2, 2006 and the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as revised, effective April 2, 2006.

The Company furnished a copy of the above disclosures to Deloitte & Touche and requested that Deloitte & Touche provide a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to the Company’s Form 8-K dated March 7, 2008, as amended on Form 8-K/A (File No. 001-13057).

Also on March 7, 2008, the Audit Committee notified Ernst & Young that it would engage them as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2009. During the Company’s two fiscal years ended March 29, 2008 and March 31, 2007, neither the Company, nor anyone acting on its behalf, consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Ernst & Young to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Independent Auditor Fees

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the Company by its independent registered public accounting firm. Under the policy, the Audit Committee has generally pre-approved the provision by the Company’s independent registered public accounting firm of specific audit, audit related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee on a case-by-case basis. The Company’s Chief Financial Officer is required to determine if any request or application for services proposed to be performed by the independent registered public accounting firm has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent registered public accounting firm since the Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer, and both must advise the Audit Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the Audit Committee’s Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

For fiscal 2009, the Audit Committee established fee limits on generally pre-approved services outside the scope of the pre-approved annual audit engagement of $500,000 for tax services, $500,000 for due diligence services in connection with acquisitions or dispositions, and $250,000 for all other generally pre-approved non-audit services.

Aggregate fees, including expenses, for professional services rendered for the Company by Ernst & Young for fiscal 2009 and Deloitte & Touche for fiscal 2008 were:

	Fiscal 2009	Fiscal 2008
Audit fees	$2,673,000	$4,364,800
Audit-related fees	605,000	977,500
Tax fees	1,787,850	1,699,900
All other fees	—	—

Total	$5,065,850	$7,042,200

Audit Fees. Audit fees are fees billed for professional services for the audit of the Company’s annual financial statements and internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in the Company’s Form 10-Qs and for services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related Fees. Audit related fees are fees billed for assurance and related services that are related to the performance of the audit or review of the Company’s financial statements. These services include employee benefit plan audits, contractually agreed upon audits, accounting consultations and due diligence services.

Tax Fees. Tax fees are fees billed for tax consulting and compliance services and tax acquisition and tax due diligence services, including tax consulting in connection with the operational consolidation of the Company’s European and Japanese businesses.

All Other Fees. All other fees are fees billed for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided to the Company in fiscal 2009 or fiscal 2008.

Representatives from Ernst & Young will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

The affirmative vote of a majority of the total votes cast at the annual meeting of stockholders and entitled to vote is needed to ratify Ernst & Young’s appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 3, 2010. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROXY PROCEDURE AND EXPENSES OF SOLICITATION

The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by directors, officers and employees of the Company without additional compensation.

ADDITIONAL MATTERS

Stockholder Proposals for the 2010 Annual Meeting

Stockholders intending to present a proposal at the 2010 annual meeting of stockholders and have it included in the Company’s proxy statement for that meeting must submit the proposal in writing to Polo Ralph Lauren Corporation, Attention: Secretary, 625 Madison Avenue, New York 10022. The Company must receive such proposals no later than March 5, 2010. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2010 annual meeting of stockholders without inclusion of the proposal in the Company’s proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Company’s By-laws. The By-laws require, among other things, that the Company receive written notice from the stockholder of the intent to present such proposal or nomination no more than 90 days and no less than 60 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, by the tenth day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

A stockholder’s notice to the Company must include a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in the Company’s proxy statement.

Electronic Access to Annual Meeting Materials

This proxy statement, the Company’s annual report to stockholders and the Company’s Form 10-K annual report are available on the Company’s website at http://investor.ralphlauren.com. You can save your postage and printing expense by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic access of materials. Your consent to electronic access will remain in effect until you revoke it. If you choose electronic access, you may incur costs, such as telephone and internet access charges, for which you will be solely responsible.

Other Business

As of the mailing date of this proxy statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve or voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in his or her proxy.

The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

Ralph Lauren

Chairman & Chief Executive Officer

New York, New York

June 30, 2009

APPENDIX A

Polo Ralph Lauren Corporation

Definition of “Independent” Directors

The Board of Directors has established these guidelines to assist it in determining whether or not directors have a material relationship with the Company for purposes of determining independence under the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions provided by, the New York Stock Exchange in its Commentary to its Corporate Governance Rules where applicable).

1.	Employment and Commercial Relationships Affecting Independence.

A director will not be independent if: (i) the director is, or has been within the last three years, an employee of the Company or any member of the Lauren Group; (ii) an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed Company’s audit within that time; (iv) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer); (v) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, a director will not be independent if his or her spouse, parent, sibling or child is employed by the Company.

2.	Relationships Not Deemed to Impair Independence.

Subject to Section (a) above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

Non-management Directors. The director is a non-management director of another company that does business with the Company.

Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with the Company; provided in either case that

(i) such business was entered into in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

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(ii) termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

Tax-Exempt Organization Relationships. The director (or an immediate family member of the director) serves as a director, officer or trustee of a tax-exempt organization, and the Company’s discretionary charitable contributions to the organization and the charitable contributions of the Lauren Group to the organization do not, in the aggregate, exceed the greater of $100,000 or 1% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year. (Any automatic matching by the Company of employee charitable contributions are not included in the Company’s contributions for this purpose.)

3.	Disclosure.

For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. The Company will explain in its next proxy statement thereafter the basis for any board determination that any such relationship was immaterial.

4.	Definitions.

For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the New York Stock Exchange Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Company” includes any entity in the Company’s consolidated group, (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family, and (iv) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

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(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)	VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.	☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
Item 1.	Election of three (3) Class A Director Nominees as Class A Directors:	☐	☐	☐	Item 2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending April 3, 2010.	☐	☐	☐
Nominees:
01 Frank A. Bennack, Jr.,
02 Joel L. Fleishman
03 Steven P. Murphy

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)	IF YOU PLAN ON ATTENDING THE 2009 ANNUAL MEETING, PLEASE CHECK THIS BOX.	☐

*Exceptions	ELECTRONIC ACCESS
	If you consent to use the Company’s Internet site to access all future Annual Reports and Proxy Statements, please mark this box.	☐

	Mark Here for Address Change or Comments SEE REVERSE	☐

Date	Share Owner sign here/Title	Co-Owner sign here/Title

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

FOLD AND DETACH HERE

POLO RALPH LAUREN CORPORATION

CLASS A COMMON STOCK

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Roger N. Farah, Tracey T. Travis and Jonathan D. Drucker, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Polo Ralph Lauren Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 6, 2009 at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies’ discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side

FOLD AND DETACH HERE